                    SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549

                               -----------

                               FORM 8-K/A

                             CURRENT REPORT

                 PURSUANT TO SECTION 13 OR 15(d) OF THE

                     SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   JANUARY 23, 1998
                                                  ----------------------------

           INTERNATIONAL WIRELESS COMMUNICATIONS HOLDINGS, INC.
------------------------------------------------------------------------------
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


         Delaware                    0-                      94-3248701
------------------------------------------------------------------------------
(State or other jurisdiction       (Commission            (IRS Employer
     of incorporation)             File Number)           Identification No.)


400 South El Camino Real, Suite 1275, San Mateo, California          94402
------------------------------------------------------------------------------
(Address of Principal Executive Offices)                          (Zip Code)


Company's telephone number, including area code    650-548-0808
                                                ------------------------------


                                Not Applicable
------------------------------------------------------------------------------
       (Former name or Former Address, if Changed Since Last Report.)

    The Registrant hereby amends its Current Report on Form 8-K dated January 23, 1998, filed with the Securities and Exchange Commission on February 6, 1998, to include the information required by Item 7.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

    On January 23, 1998, pursuant to an Agreement and Plan of Merger, dated November 22, 1997, as amended (the "Merger Agreement"), a wholly owned subsidiary of the Registrant merged with and into Radio Movil Digital Americas, Inc. ("RMD"), a Delaware corporation (the "RMD Acquisition"). RMD provides specialized mobile radio services in major cities in central and southern Brazil, Venezuela and Argentina, and holds licenses for approximately 960 channels in Brazil, 480 channels in Venezuela and 180 channels in Argentina.

    The aggregate consideration paid by the Registrant pursuant to the Merger Agreement, after giving effect to various purchase price adjustments set forth in the Merger Agreement, consisted of 5,381,046 shares of the Registrant's Series I Preferred Stock with an aggregate liquidation preference of $73,871,000, and $4.8 million in cash (collectively, the "Consideration"). Of the shares of Registrant's Series I Preferred Stock issued pursuant to the Merger Agreement, 4,652,608 shares were issued to the former security holders of RMD, and the remaining 728,428 shares were deposited in escrow, pending future release to the former security holders of RMD or to the Registrant in accordance with the Merger Agreement.

    The cash portion of the Consideration paid by the Registrant was financed using funds borrowed pursuant to an Amended and Restated Senior Secured Note and Warrant Purchase Agreement (the "RMD Loan Agreement"), dated January 23, 1998, among the Registrant, RMD and BT Foreign Investment Corporation ("BT"), a subsidiary of Bankers Trust New York Corporation, a bank holding company. The repayment of all amounts outstanding under the RMD Loan Agreement, including interest accrued thereon, is secured by pledges to BT of (i) all of the shares of RMD held by International Wireless Communications, Inc. ("IWC"), a wholly owned subsidiary of the Company, (ii) IWC's interest in any loans and advances made to RMD, (iii) RMD's interest in the loans and advances made to any subsidiary of the Registrant that is incorporated in, or owns assets located in, Brazil and (iv) certain other collateral.

    The determination of the amount of the Consideration paid by the Registrant for RMD was based upon arm's-length negotiations between the Company and RMD.

    Additional information regarding the RMD Acquisition and the terms thereof are set forth in the Merger Agreement and the RMD Loan Agreement and the respective exhibits thereto, which qualify the foregoing description of the acquisition of RMD in its entirety and are incorporated herein by reference.

                                     SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       INTERNATIONAL WIRELESS
                                       COMMUNICATIONS HOLDINGS, INC.

Date:  February 12, 1998               By: /s/ John D. Lockton
                                           -------------------------------
                                           John D. Lockton
                                           President and Chief Executive
                                           Officer

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (a)  FINANCIAL STATEMENTS OF THE BUSINESS ACQUIRED.

Radio Movil Digital Americas, Inc. and Subsidiaries
  Report of Independent Certified Public Accountants of Price
    Waterhouse LLP.......................................................F-2
  Consolidated Financial Statements for the three years ended
    December 31, 1994, 1995 and 1996.....................................F-3
  Consolidated Financial Statements for the six months ended
    June 30, 1997 and for the nine months ended September 30, 1996 and 1997 (unaudited).................................................F-26

    (b)  PRO FORMA FINANCIAL INFORMATION.

Unaudited Pro Forma Consolidated Condensed Financial Statements
  and related notes......................................................F-45

    (c) EXHIBITS. The following documents are filed as exhibits to this Current Report on Form 8-K.

Exhibit
Number    Description
-------   -----------
2.11A* Agreement and Plan of Merger between the Registrant and RMD, dated November 22, 1997
2.11B* Amendment No. 1 to Agreement and Plan of Merger between the Registrant and RMD, dated January 15, 1998
2.11C* Amendment No. 2 to Agreement and Plan of Merger among the Registrant, RMD and IWC Acquisition Corporation, dated January 23, 1998
2.11D* Escrow Agreement among George Billings, the Registrant and Toronto Dominion Houston, Inc., dated January 23, 1998
2.11E* Consulting Agreement between RMD and Robert Dupuis, dated November 22, 1997.
2.11F* Non-Competition Agreement between the Registrant and Robert Dupuis, dated November 22, 1997.
3.5* Amended and Restated Certificate of Incorporation of the Registrant, dated January 23, 1998
4.1A* First Supplemental Indenture between the Registrant and Marine Midland Bank as Trustee, dated January 23, 1998
10.29* Seventh Amended and Restated Investor Rights Agreement among the Registrant and the Investors named therein, dated December 13, 1997
10.30A* Amended and Restated Senior Secured Note and Warrant Purchase Agreement among the Registrant, RMD and BT, dated January 23, 1998
10.30B* International Wireless Communications Holdings, Inc. Stock Purchase Warrants, dated January 23, 1998
10.30C* Amended and Restated Senior Secured Promissory Note between RMD and BT, dated January 23, 1998
10.30D* Pledge Agreement between International Wireless Communications, Inc. and BT, dated January 23, 1998
10.30E*   Pledge Agreement between RMD and BT, dated January 23, 1998
10.30F*   Letter Agreement among the Registrant, BT and RMD, dated January 23,
          1998
--------------------
* Previously filed as an Exhibit to the Registrant's Current Report on Form 8-K filed February 6, 1998.

                              RADIO MOVIL DIGITAL
                        AMERICAS, INC. AND SUBSIDIARIES
                       CONSOLIDATED FINANCIAL STATEMENTS
                  FOR THE THREE YEARS ENDED DECEMBER 31, 1996

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Radio Movil Digital Americas, Inc.

    In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in common stock and other stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of Radio Movil Digital Americas, Inc. and its subsidiaries at December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                          Price Waterhouse LLP

Miami, Florida
March 27, 1997

              RADIO MOVIL DIGITAL AMERICAS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1995 AND 1996
                           (IN THOUSANDS OF DOLLARS)

                                                                                               1995        1996
                                                                                            ----------  ----------
                                                      ASSETS
Current Assets:
  Cash and cash equivalents...............................................................  $    1,007  $    6,618
  Restricted cash.........................................................................       1,800       1,516
  Short-term investments..................................................................       3,351       1,732
  Accounts receivable, net of allowance for doubtful accounts of $77 and $109 in 1995 and
    1996, respectively....................................................................         396       1,951
  Inventories.............................................................................         429         316
  Prepaid expenses and other current assets...............................................       1,953       1,259
                                                                                            ----------  ----------
    Total current assets..................................................................       8,936      13,392
Investments in and advances to affiliates, at equity......................................       9,083         480
Acquisitions in process...................................................................       1,455         332
Property and equipment, net...............................................................       3,498      14,214
SMR licenses, net of accumulated amortization of $243 and $1,356 in 1995 and 1996,
  respectively............................................................................       3,862      20,806
Other assets..............................................................................         847         969
                                                                                            ----------  ----------
                                                                                            $   27,681  $   50,193
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                               LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK,
                                   COMMON STOCK AND OTHER STOCKHOLDERS' DEFICIT

Current liabilities:
  Current maturities of long term debt....................................................  $      692  $    1,025
  Short-term vendor debt..................................................................       1,097       1,863
  Accounts payable and accrued liabilities................................................       1,520       3,175
                                                                                            ----------  ----------
Total current liabilities.................................................................       3,309       6,063
Long term debt, less current maturities...................................................       2,024       1,850
Subordinated convertible debentures.......................................................      --          15,000
                                                                                            ----------  ----------
Total liabilities.........................................................................       5,333      22,913
                                                                                            ----------  ----------
Mandatorily redeemable preferred stock, including accrued dividends.......................      43,941      61,378
Common stock and other stockholders' deficit:
  Common stock, $0.005 par value, 35,000,000 shares authorized, 2,758,208 and 2,828,841
    shares issued and outstanding in 1995 and 1996, respectively..........................          14          14
  Paid in capital.........................................................................       1,611       4,555
  Accumulated deficit.....................................................................     (23,218)    (38,667)
                                                                                            ----------  ----------
Total common stock and other stockholders' deficit........................................     (21,593)    (34,098)
                                                                                            ----------  ----------
                                                                                            $   27,681  $   50,193
                                                                                            ----------  ----------
                                                                                            ----------  ----------

  The accompanying notes are an integral part of these consolidated financial statements.

              RADIO MOVIL DIGITAL AMERICAS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
           (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

                                                                              1994          1995          1996
                                                                          ------------  ------------  ------------
Revenue:
  Radio service and lease revenue.......................................  $         63  $        793  $      5,051
  Equipment sales.......................................................            44           654           609
                                                                          ------------  ------------  ------------
    Total revenue.......................................................           107         1,447         5,660
                                                                          ------------  ------------  ------------
Costs and expenses related to revenue:
  Cost of radio service revenue.........................................            35           370         1,523
  Cost of equipment sales...............................................            49           894           521
                                                                          ------------  ------------  ------------
    Total costs and expenses related to revenue.........................            84         1,264         2,044
                                                                          ------------  ------------  ------------
    Gross profit........................................................            23           183         3,616
                                                                          ------------  ------------  ------------
Other operating costs and expenses:
  Selling, general and administrative...................................         3,334        10,054         9,298
  Depreciation and amortization.........................................           199           766         2,927
  Write off of acquisitions in process..................................       --                499           899
  Settlement costs......................................................       --              3,003       --
                                                                          ------------  ------------  ------------
    Total other operating costs and expenses............................         3,533        14,322        13,124
                                                                          ------------  ------------  ------------
    Operating loss......................................................        (3,510)      (14,139)       (9,508)
                                                                          ------------  ------------  ------------
Other (expense) income:
  Interest income.......................................................           166           476           395
  Interest expense......................................................            (3)         (142)       (1,237)
  Equity in net loss of unconsolidated affiliates.......................            (9)       (2,011)       (1,499)
  Other, net............................................................            35          (267)       (1,410)
                                                                          ------------  ------------  ------------
    Total other (expense) income........................................           189        (1,944)       (3,751)
                                                                          ------------  ------------  ------------
    Net loss............................................................        (3,321)      (16,083)      (13,259)
Preferred stock dividends and accretion of mandatorily redeemable
  preferred shares to redemption value..................................          (913)       (1,876)       (2,190)
                                                                          ------------  ------------  ------------
Net loss applicable to common stockholders..............................  $     (4,234) $    (17,959) $    (15,449)
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
Net loss per share......................................................  $      (1.54) $      (6.51) $      (5.50)
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
Weighted average number of shares.......................................     2,758,708     2,758,208     2,809,658
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

  The accompanying notes are an integral part of these consolidated financial statements.

              RADIO MOVIL DIGITAL AMERICAS, INC. AND SUBSIDIARIES

              CONSOLIDATED STATEMENTS OF CHANGES IN COMMON STOCK AND OTHER
                               STOCKHOLDERS' DEFICIT

                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                   (THOUSANDS OF DOLLARS, EXCEPT SHARE DATA)

                                                   COMMON STOCK
                                              ----------------------
                                              NUMBER OF                PAID IN   ACCUMULATED
DESCRIPTION                                    SHARES      AMOUNT      CAPITAL     DEFICIT      TOTAL
-----------                                   ---------  -----------  ---------  -----------  ---------
Balance at December 31, 1993................  2,758,208   $      14      --       $  (1,025)  $  (1,011)

Accrued dividends on mandatorily redeemable
  preferred stock...........................     --          --          --            (904)       (904)
Accretion of mandatorily redeemable
  preferred stock to redemption value.......     --          --          --              (9)         (9)
Net Loss....................................     --          --          --          (3,321)     (3,321)
                                              ---------   ---------   ---------  -----------  ---------
Balance at December 31, 1994................  2,758,208          14      --          (5,259)     (5,245)

Stock option grants.........................     --          --       $     325      --             325
Accrued dividends on mandatorily redeemable
  preferred stock...........................     --          --          --          (1,858)     (1,858)
Accretion of mandatorily redeemable
  preferred stock to redemption value.......     --          --          --             (18)        (18)
Series C preferred stock rescission
  settlement cost...........................     --          --           1,286      --           1,286
Net Loss....................................     --          --          --         (16,083)    (16,083)
                                              ---------   ---------   ---------  -----------  ---------
Balance at December 31, 1995................  2,758,208          14       1,611     (23,218)    (21,593)

Accrued dividends on mandatorily redeemable
  preferred stock...........................     --          --          --          (1,970)     (1,970)
Accretion of mandatorily redeemable
  preferred stock to redemption value.......     --          --          --            (220)       (220)
Issuance of common stock....................     70,633      --             154      --             154
Issuance of stock warrants..................     --          --           2,790      --           2,790
Net Loss....................................     --          --          --         (13,259)    (13,259)
                                              ---------   ---------   ---------  -----------  ---------
Balance at December 31, 1996................  2,828,841   $      14   $   4,555   $ (38,667)  $ (34,098)
                                              ---------   ---------   ---------  -----------  ---------
                                              ---------   ---------   ---------  -----------  ---------

  The accompanying notes are an integral part of these consolidated financial statements.

              RADIO MOVIL DIGITAL AMERICAS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                   YEARS ENDED DECEMBER 31, 1994, 1995, 1996
                             (THOUSANDS OF DOLLARS)

                                                                                   1994        1995        1996
                                                                                ----------  ----------  ----------
Cash flows from operating activities:
  Net loss....................................................................  $   (3,321) $  (16,083) $  (13,259)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Write off of acquisitions.................................................      --             499         899
    Settlement costs..........................................................      --           3,003      --
    Employee stock option grants..............................................      --             325          42
    Provision for doubtful accounts...........................................      --              77         192
    Depreciation and amortization.............................................         199         766       2,927
    Equity in net losses of affiliates........................................           9       2,011       1,499
    Amortization of debt issuance costs.......................................      --          --             123
    Changes in assets and liabilities:
      Accounts receivable.....................................................      --            (473)     (1,195)
      Inventories.............................................................        (260)        (95)        138
      Prepaid expenses and other assets.......................................        (831)     (1,647)        789
      Other non current assets................................................      --             203        (154)
      Accounts payable and accrued liabilities................................       1,337       1,072         369
                                                                                ----------  ----------  ----------
        Net cash used in operating activities.................................      (2,867)    (10,342)     (7,630)
                                                                                ----------  ----------  ----------
Cash flows from investing activities:
  Purchase of short term investments..........................................      (1,764)     (5,599)     (5,804)
  Decrease (increase) in restricted cash......................................        (464)     (1,336)        284
  Sales and maturities of short term investments..............................         212       4,012       7,423
  Increase in investments in and advances to unconsolidated affiliates and
    acquisitions in process...................................................      (5,920)     (7,136)     (4,254)
  Purchase of majority interest of Brazilian affiliates, net of cash
    acquired..................................................................      --          --         (13,790)
  Capital expenditures........................................................      (1,616)     (2,302)     (4,681)
  Acquisition of SMR licenses.................................................      (2,152)     (1,954)        (36)
                                                                                ----------  ----------  ----------
        Net cash used in investing activities.................................     (11,704)    (14,315)    (20,858)
                                                                                ----------  ----------  ----------
Cash flows from financing activities:
  Proceeds from convertible debentures........................................      --          --          15,000
  Proceeds from long term debt................................................       1,500       1,216         600
  Proceeds from vendor financing, net of payments.............................      --          --             325
  Increase in debt issuance costs.............................................        (227)     --          --
  Net proceeds from issuance of mandatorily redeemable preferred stock........      15,267      21,104      18,174
                                                                                ----------  ----------  ----------
        Net cash provided by financing activities.............................      16,540      22,320      34,099
                                                                                ----------  ----------  ----------
Net increase (decrease) in cash and cash equivalents..........................       1,969      (2,337)      5,611
Cash and cash equivalents, beginning of year..................................       1,375       3,344       1,007
                                                                                ----------  ----------  ----------
Cash and cash equivalents, end of year........................................  $    3,344  $    1,007  $    6,618
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------

  The accompanying notes are an integral part of these consolidated financial statements

              RADIO MOVIL DIGITAL AMERICAS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1994, 1995 AND 1996
            (THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

NOTE 1--ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Radio Movil Digital Americas, Inc. ("RMDA") is a Delaware corporation and through its subsidiaries (collectively with RMDA, the "Company") is engaged in the acquisition and operation of specialized mobile radio ("SMR") wireless dispatch communications services and the sale, lease and servicing of related equipment in certain countries of South America. The Company commenced commercial operations during 1995 and prior to that date had been a development stage enterprise. The Company has acquired SMR channel licenses through direct applications to governments and through acquisitions of interests in other entities which have been granted or have applied for SMR channel licenses. The Company has also made deposits to acquire other SMR licenses through acquisitions of interests in entities holding such licenses or with pending SMR channel license applications (see Note 2).

    The following is a summary of the more significant accounting policies followed by the Company in the preparation of the accompanying financial statements.

    PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of RMDA and its majority owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. For investments in entities in which the Company has a 20% to 50% ownership interest and exercises significant influence, the Company accounts for its investment using the equity method. Such investments are carried at cost, adjusted for the Company's proportionate share of the investee's undistributed earnings or losses.

    ACCOUNTING ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

    The future recoverability of its investments is contingent upon the Company's ability to build out the SMR channels it currently owns and to obtain sufficient subscribers once systems are built to recover the amounts invested. Given the uncertainties surrounding these matters, as well as the Company's limited operations to date, it is not presently known whether the Company's investments in and advances to unconsolidated affiliates, acquisitions in process, property and equipment and SMR licenses will ultimately be recoverable. The Company continuously evaluates the recoverability of its long lived assets, and provides for impairment at the time which, in management's judgment, an asset is impaired.

    FOREIGN CURRENCY TRANSLATION

    For subsidiaries and affiliates whose functional currency is the U.S. dollar or which operate in a highly inflationary economy, net non monetary assets are translated at historical exchange rates while net monetary assets are translated using current exchange rates and translation adjustments are included in the determination of income. For subsidiaries and affiliates whose functional currency is the local currency and which do not operate in highly inflationary economies, all net monetary and non monetary assets and

              RADIO MOVIL DIGITAL AMERICAS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1994, 1995 AND 1996
            (THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

NOTE 1--ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

liabilities are translated at current exchange rates and translation adjustments are included in stockholders' equity.

    During 1996 and 1995, the Company incurred foreign currency exchange losses of approximately $157 and $302, respectively, while in 1994, the Company recorded foreign currency exchange gains of approximately $35.

    At December 31, 1996, 1995 and 1994, the financial statements of all RMDA's foreign subsidiaries and affiliates were translated using the U.S. dollar as their functional currency.

    CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

    SUPPLEMENTARY CASH FLOW INFORMATION

    During the years ended December 31, 1995 and 1996 the Company made interest payments of approximately $106 and $567, respectively.

    LOSS PER SHARE

    Loss per share has been computed based on the weighted average number of shares of common stock outstanding of 2,809,658 for the year ended December 31, 1996, and 2,758,208 for the years ended December 1995 and 1994. Anti-dilutive common stock equivalents are excluded from the calculation.

    SHORT TERM INVESTMENTS

    Short term investments consist of marketable debt securities, primarily U.S. government securities and low risk corporate bonds, with original maturities of more than three months. Management of the Company believes that its investment policy limits exposure to concentration of credit risk.

    The Company classifies short term investments as either held to maturity, available for sale or trading. Investments designated as held to maturity are carried at amortized cost. Securities designated as available for sale are carried at quoted market value with the unrealized gain or loss included in stockholders' equity. Trading securities are carried at quoted market value with unrealized gains and losses recorded in the statement of operations. Investments classified as held to maturity or available for sale whose declines in market value are deemed other than temporary are written down to market value with a charge to the statement of operations.

    At December 31, 1995 and 1996, short term investments are considered available for sale. The aggregate cost of the short-term investments approximated market value.

    REVENUES

    Revenues from radio services are recognized on a monthly basis as services are rendered based on the contracted amount. The Company also leases equipment to customers under operating leases under which

              RADIO MOVIL DIGITAL AMERICAS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1994, 1995 AND 1996
            (THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

NOTE 1--ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

the related lease revenue is recorded as earned. Revenues from the sale of equipment is recognized at the time equipment is delivered.

    ALLOWANCE FOR DOUBTFUL ACCOUNTS

    Accounts receivable are from businesses located in the countries in which the Company operates. While the Company believes that the geographic and industry diversity of its customer base minimizes the risk of incurring material losses due to concentrations of risk, on-going evaluations of customer payment performance is carried out and an allowance for doubtful accounts is maintained at a level which management believes is sufficient to cover potential credit losses.

    INVENTORIES

    Inventories consist of SMR equipment expected to be sold to subscribers and are recorded at the lower of cost or market. Cost is determined by using the weighted average method.

    ACQUISITIONS IN PROCESS

    Costs directly associated with acquisitions of other entities are deferred pending consummation of the investment. In addition to direct acquisition costs, such costs also include success fees, legal fees and consulting fees which have been incurred prior to the closing of acquisitions, as well as payments made for options to purchase in the future additional interests in investee companies.

    PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. Maintenance and repair expenditures are charged to expense as incurred and expenditures for improvements which increase the expected useful lives of the assets are capitalized.

    Direct costs associated with the construction of SMR systems and related networks are capitalized and amortized over the systems' expected useful life upon placing the system in service. Such costs include costs incurred in securing tower sites, site preparation, procurement and installation of infrastructure, and equipment cost.

    Included in property and equipment are radios presently leased or to be leased to the Company's subscribers.

    Depreciation expense is computed using the straight line method over the estimated useful lives of the related assets.

    DEFERRED LOAN COSTS

    Costs incurred in connection with the securing of debt financing are deferred and amortized using the effective interest method over the life of the loan. At December 31, 1995 and 1996, the unamortized portion of deferred loan costs amounted to approximately $222 and $685, respectively, and is included in other assets in the accompanying consolidated balance sheets.

              RADIO MOVIL DIGITAL AMERICAS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1994, 1995 AND 1996
            (THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

NOTE 1--ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) SMR LICENSES

    Direct and certain indirect costs of obtaining SMR licenses, such as application, legal and consulting fees, as well as the estimated fair market value of licenses obtained in certain acquisitions, are capitalized and amortized using the straight line method over the period of the related license (generally 5 to 20 years) upon commencement of the license period.

    MANDATORILY REDEEMABLE PREFERRED STOCK

    The Company's mandatorily redeemable preferred stock is recorded at its issuance price less offering costs. The carrying value is increased to the redemption value by a charge to stockholders' deficit, ratably over the period from issue date to redemption date. Cumulative dividends are accrued based on the preferred stock's stated rate of 8% per annum, for a maximum of five quarters, in accordance with the terms of the preferred stock issuances.

    INCOME TAXES

    The Company accounts for income taxes using the liability method. Under this method deferred taxes are determined based on the differences between the financial statement and tax basis of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. An allowance is recorded when it is more likely than not that any or all of a deferred tax asset will not be realized. The provision for income taxes, if any, includes taxes currently payable plus the net change during the year in deferred tax assets and liabilities recorded by the Company.

    STOCK BASED COMPENSATION

    On January 1, 1996 the Company adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 establishes a fair value based method of accounting for stock based compensation, the effect of which can either be recorded or disclosed. Upon adoption the Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and is providing proforma disclosure of net income and earnings per share as if the fair value based method prescribed by SFAS 123 had been applied in measuring compensation expense for options granted in 1996 and 1995. In accordance with APB 25 compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

    RECLASSIFICATIONS

    Certain reclassifications have been made to the 1995 financial statements to conform with the 1996 presentation.

              RADIO MOVIL DIGITAL AMERICAS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1994, 1995 AND 1996
            (THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

NOTE 2--ACQUISITIONS

    BRAZIL

    During 1995, the Company formed a joint venture ("Joint Venture Companies") (owned 49% by the Company; 51% by a Brazilian partner) to operate SMR wireless dispatch communications service in Brazil. The joint venture agreement required that the Company pay $1,620 to the joint venture partner and contribute $3,000 to the joint venture, in addition to contributing the Company's ownership of certain SMR licenses for which it had paid approximately $1,018 during 1994. The Brazilian partner was required to contribute to the joint venture its SMR licenses. The total consideration paid by the Company to obtain these licenses of $6,292, adjusted for the equity in loss of the joint venture of $1,550 and amortization of intangibles of $262, is included in investments and advances to affiliates in the accompanying consolidated balance sheet at December 31, 1995.

    On the books of the Joint Venture Companies, licenses contributed by the joint venture partner carried a zero book value. The implicit value of these licenses is $8,778, based on the consideration paid by the Company for a 49% interest in the Joint Venture Companies. This balance is being amortized using the straight line method over fifteen years. The Company's proportionate share (49%) of the resulting amortization expense is included in the equity in net losses of unconsolidated affiliates in the statement of operations of the Company for the years ended December 31, 1995 and 1994.

    On January 24, 1996 the Company entered into an agreement with its Brazilian partner by which it acquired for $1,500 an option to purchase for $11,500 the 51% ownership interest in the joint venture owned by the Brazilian partner. On July 26, 1996, the Company completed this acquisition for a total consideration of $13,904 including the price of the option, fees and expenses and reimbursement of contributions made by the joint venture partner.

    The Company accounted for its investments in the Brazilian joint-venture using the equity method of accounting during the year ended December 31, 1995 and through July 26, 1996, the date the Company gained full ownership and control of the joint venture. Effective July 26, 1996 the Company has consolidated the financial position, results of operation and cash flows of the Brazilian operations.

    The purchase price has been allocated to assets acquired and liabilities assumed based on fair market value at the date of acquisition. The fair value of assets and liabilities assumed is summarized as follows:

Current assets.....................................................  $     786
Property and equipment.............................................      8,120
SMR licenses.......................................................     17,823
Other assets.......................................................         91
Current liabilities................................................     (1,286)
                                                                     ---------
                                                                     $  25,534
                                                                     ---------
                                                                     ---------

    At the date of acquisition the Company's total investment in the Joint Venture Companies amounted to $25,534, which included the aforementioned $13,904 and $11,630 previously invested for the initial 49%.

              RADIO MOVIL DIGITAL AMERICAS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1994, 1995 AND 1996
            (THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

NOTE 2--ACQUISITIONS (CONTINUED)

    The following represents condensed balance sheet information for the joint venture as of December 31, 1995 and combined results of operations for the year then ended and for the period from January 1, 1996 to July 26, 1996:

                                                                                         1995
                                                                                       ---------
BALANCE SHEET:
  Current Assets.....................................................................  $     272
  Long Term Assets...................................................................      7,249
                                                                                       ---------
    Total Assets.....................................................................  $   7,521
                                                                                       ---------
                                                                                       ---------
  Current liabilities................................................................  $   7,884
  Stockholders' deficit..............................................................       (363)
                                                                                       ---------
    Total liabilities and stockholders' deficit......................................  $   7,521
                                                                                       ---------
                                                                                       ---------

                                                                             1995       1996
                                                                           ---------  ---------
RESULTS OF OPERATIONS:
Revenues.................................................................  $     170  $   1,868
Costs and operating expenses.............................................       (875)    (1,622)
Selling, general and administrative expenses.............................     (2,313)    (1,922)
Depreciation and amortization............................................       (337)      (714)
Other (expense) income...................................................        192       (371)
                                                                           ---------  ---------
    Net Loss.............................................................  $  (3,163) $  (2,761)
                                                                           ---------  ---------
                                                                           ---------  ---------

    Included in the joint venture's liabilities and stockholders' deficit at December 31, 1995 are approximately $10,213 advanced by the joint venture partners, of which $7,127 represents advances and contributions by RMDA.

    ARGENTINA

    In 1993, the Company formed a wholly-owned subsidiary, Digitel, which acquired an 80% interest in Radio Servicios, S.A. for approximately $1,243. Radio Servicios, S.A. owns the license to 60 SMR channels in various cities in Argentina. The purchase price was allocated to the licenses, the only significant asset acquired.

    In 1994, the Company formed an 88% owned subsidiary, Radio Movil Digital Argentina, S.A. During 1995, Radio Movil Digital Argentina, S.A. acquired the license to 20 SMR channels for approximately $1,710. In 1995, prior to the acquisition of the previously described license, the Company acquired the remaining 12% interest in Radio Movil Digital Argentina, S.A. for a nominal amount. Both of the Company's Argentinean subsidiaries began commercial operations in 1995.

              RADIO MOVIL DIGITAL AMERICAS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1994, 1995 AND 1996
            (THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

NOTE 2--ACQUISITIONS (CONTINUED)

    VENEZUELA

    Prior to 1994, the Company organized an 85% majority owned subsidiary in Venezuela, Radio Movil Digital Venezuela, C.A., to which company were granted licenses to operate 480 SMR channels in various cities throughout Venezuela. In 1994, the Company acquired the 15% minority interest for approximately $400 in cash. The $400 has been allocated to SMR licenses in the accompanying financial statements.

    Also in 1994, the Company, through a wholly-owned subsidiary, purchased a 49% interest in Venezolana de Telecomunicaciones, C.A. ("Venetel") which owned several SMR licenses, for a total purchase price of approximately $501, included in investments in and advances to affiliates at December 31, 1996 and 1995. In addition, the Company purchased for $25 an option to acquire the remaining 51% for additional cash consideration of approximately $500, of which $250 has been advanced as of December 31, 1996 and 1995. The remaining $250 is to be paid once the Venezuelan regulatory authorities approve the transfer to the Company's wholly owned subsidiary of the remaining 51% ownership. The option price and the advance on the exercise price is included in acquisitions in process in the accompanying consolidated balance sheet at December 31, 1996 and 1995.

    At December 31, 1996, and 1995 significantly all net assets of Venetel were comprised of SMR licenses with zero book value and its operations were not significant and, as a result, the Company recognized no loss for 1996 and $34 net loss for 1995 in the accompanying consolidated statement of operations. Furthermore, the Company has committed to provide up to $600 in financing to this affiliate for the purchase of SMR equipment once regulatory authorities approve the transfer of the remaining 51% ownership. The acquired equipment would serve as collateral for the financing. Through December 31, 1996, and 1995, no amounts have been provided by the Company under this financing agreement and it is management's intention not to provide financing to this entity until the transfer of the 51% interest is effected. This transfer is expected to occur in 1997.

    PERU

    Prior to 1995, the Company had entered into an agreement to acquire a 50% interest in a Peruvian entity which owns twelve SMR licenses in Peru. The agreement provided for an initial investment of $750 and additional cash consideration of $1,500 upon the granting to this entity of sixty additional SMR channels by the Peruvian government. The entity did not obtain the legal concession for these channels and therefore the $1,500, which was included in other current assets at December 31, 1995, was returned to the Company on February 21, 1996. Management and the joint venture partner have entered into negotiations regarding the possible termination of the joint venture. The amount the Company has invested in the joint venture as of December 31, 1995 of approximately $1,l23 has been written down to $500, as of December 31, 1996, which the Company expects to realize upon dissolution of the joint venture. This investment is included in prepaid expenses and other current assets in the accompanying consolidated balance sheet at December 31, 1996 and in acquisitions in process at December 31, 1995.

    ECUADOR

    Prior to 1995, the Company acquired 100% of the shares of an Ecuadorian company for approximately $668 including acquisition costs. The acquired company's principal asset was the ownership of

              RADIO MOVIL DIGITAL AMERICAS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1994, 1995 AND 1996
            (THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

NOTE 2--ACQUISITIONS (CONTINUED)

several SMR licenses. The purchase price has been allocated entirely to SMR licenses and is being amortized over a period of five years. At December 31, 1996 this Ecuadorian subsidiary had not commenced operations. The Company applied for the assignment of frequencies during 1996, however, at December 31, 1996, the assignment had not been received.

    CHILE

    During 1995, the Company was granted sixty-five SMR channels in Chile at no cost. At the present time, the Company has not begun operations in Chile.

    OTHER

    As a result of the Company's decision to no longer pursue certain acquisitions in process, the Company charged to expense approximately $499 and $899 of costs previously incurred in connection with these acquisitions for the years ended December 31, 1995 and 1996, respectively.

NOTE 3--SMR CHANNELS

    The following is a summary of the number of SMR channels assigned to the Company through its majority owned subsidiaries and affiliates at December 31, 1995 and 1996:

                                                                                 1995       1996
                                                                               ---------  ---------
Majority owned subsidiaries:
  Argentina..................................................................         80        180
  Brazil.....................................................................     --            960
  Chile......................................................................         65         65
  Ecuador....................................................................        160        160
  Venezuela..................................................................        480        480
                                                                               ---------  ---------
                                                                                     785      1,845
                                                                               ---------  ---------
Affiliates:
  Brazil.....................................................................        960     --
  Venezuela..................................................................         40         40
                                                                               ---------  ---------
                                                                                   1,000         40
                                                                               ---------  ---------
Total SMR channels assigned..................................................      1,785      1,885
                                                                               ---------  ---------
                                                                               ---------  ---------

    The above channels in Venezuela include both formally assigned channels by the government and those which have been reserved for future assignment to the Company. The Venezuelan regulatory authorities have proposed to the Company a reallocation of channels whereby the Company would receive an assignment of 280 channels in exchange for its current holdings of assigned and reserved channels. The Company is currently negotiating with the regulatory authorities on this and other related issues.

              RADIO MOVIL DIGITAL AMERICAS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1994, 1995 AND 1996
            (THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

NOTE 4--PROPERTY AND EQUIPMENT

    At December 31, 1995 and 1996 property and equipment consisted of the following:

                                                                                  1995       1996      USEFUL LIFE
                                                                                ---------  ---------  -------------
SMR transmission equipment....................................................  $   1,467  $   7,000  10 years
Radios held for lease.........................................................      1,230      2,228
Radios leased to customers....................................................        631      6,372  4 years
Office furniture, equipment and automobiles...................................        753      1,090  3 to 5 years
SMR equipment pending installation and construction in progress...............          3        621
                                                                                ---------  ---------
                                                                                    4,084     17,311
Accumulated depreciation......................................................       (586)    (3,097)
                                                                                ---------  ---------
                                                                                $   3,498  $  14,214
                                                                                ---------  ---------
                                                                                ---------  ---------

NOTE 5--LONG TERM DEBT

    The Company's Venezuelan subsidiary, Radio Movil Digital Venezuela, C.A., ("RMD-V"), entered into a loan agreement with the Overseas Private Investment Corporation ("OPIC"), a U.S. governmental agency, whereby OPIC agreed to lend RMDA-V up to $7,500 for the construction and operation of an SMR system in Venezuela. As of December 31, 1995 and 1996, RMD-V had drawn $1,500 and $2,100, respectively, from this credit facility, which bears interest at an average fixed rate of 10.16% per annum and is payable over eight years, the first two of which require interest payments only. The OPIC loan is secured by a guarantee from RMDA and first priority liens on substantially all of RMD-V's real and personal property, fixtures and equipment (approximately $3,076 and $4,000 at December 31, 1995 and 1996, respectively), as well as a pledge of 90% of the common stock of RMD-V. The OPIC loan agreement contains, among other provisions, requirements related to RMD-V for maintaining certain working capital and other financial ratios, and restrictions on incurring additional indebtedness and declaring or paying dividends. At December 31, 1996, the Company is not in compliance with certain administrative provisions of the loan agreement. According to the debt agreement, the violation of any of the loan covenants may constitute an event of default, which may allow the lender the option of calling the loan due. In addition, OPIC has requested certain amendments to the loan agreement primarily related to modifications in the financial ratios. The Company obtained an extension until April 30, 1997 to comply with these matters and considers that compliance will be achieved on or before this date, and accordingly the loan was classified as long-term.

    Under the terms of the OPIC loan, RMD-V is subject to commitment fees of 0.33% and 0.50% per annum on the undrawn balance. Additional disbursements under the loan agreement are subject to certain conditions, including the requirement that RMD-V generate earnings or receive contributions from the Company of additional equity.

    As required under the agreement, the Company has deposited with a financial institution certain amounts to cover future principal and interest repayments. Those deposits, which are included in restricted cash in the accompanying consolidated balance sheets, amounted to $164 and $215 at December 31, 1995 and 1996, respectively.

              RADIO MOVIL DIGITAL AMERICAS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1994, 1995 AND 1996
            (THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

NOTE 5--LONG TERM DEBT (CONTINUED)

    During 1995 the Company entered into an agreement with one of its vendors to finance radio and infrastructure equipment purchased from its vendor. This agreement provides financing of up to 85% of the purchase price of the equipment; repayment terms were eighteen months, including a grace period on the payment of principal of six months; interest was 14% per annum. At December 31, 1995 and 1996, the Company had outstanding approximately $1,217 and $775, respectively, under this arrangement. This facility is no longer available to the Company.

    At December 31, 1996, the Company had approximately $2,000 of short term credit facilities with two of its major vendors for the purchase of infrastructure and radio equipment with repayment terms of between six and twelve months and interest rates of approximately 12% per annum. At December 31, 1995 and 1996, the Company had borrowed approximately $1,097 and $1,863, respectively, under these credit facilities. Subsequent to December 31, 1996 these credit facilities had been increased to $3,500.

    During the years ended December 31, 1994, 1995 and 1996, the Company incurred interest expense of approximately $3, $142 and $1,237, respectively.

    At December 31, 1996, the scheduled annual maturities of the Company's long term debt, including the subordinated convertible notes mentioned below, are as follows:

YEAR                                                                                  AMOUNT
----                                                                                 ---------
1997...............................................................................  $   1,025
1998...............................................................................     15,250
1999...............................................................................        370
2000...............................................................................        370
2001...............................................................................        370
Thereafter.........................................................................        490
                                                                                     ---------
                                                                                     $  17,875
                                                                                     ---------
                                                                                     ---------

NOTE 6--SUBORDINATED CONVERTIBLE NOTES

    On July 23, 1996, the Company issued $14.0 million in aggregate principal amount of Subordinated Convertible Promissory Notes (the "Subordinated Convertible Notes") due July 23, 1998 to BT Foreign Investment Corporation ("BTFIC"), an affiliate of Bankers Trust. The Subordinated Convertible Notes bear interest at 9.0% per annum, payable annually, and are subordinated to all senior indebtedness of the Company. The Subordinated Convertible Notes may be prepaid by the Company upon 60 days prior written notice to the holders of the Subordinated Convertible Notes (the "Subordinated Convertible Note Holders") at any time after the one year anniversary of the Subordinated Convertible Notes, subject to certain exceptions. At any time prior to payment in full of the unpaid principal balance of the Subordinated Convertible Notes, each Subordinated Convertible Note Holder has the right to convert its entire unpaid principal balance of the Subordinated Convertible Notes into fully paid and non-assessable shares of the Company's Series E Preferred Stock, subject to certain limitations on such conversion applicable to BTFIC if BTFIC and certain affiliates thereof own 4.9% or more of the Company's voting stock or 10% or more of the Company's total equity at the time of such proposed conversion. The number of shares of Series E Preferred Stock into which the Subordinated Convertible Notes may be converted shall be

              RADIO MOVIL DIGITAL AMERICAS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1994, 1995 AND 1996
            (THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

NOTE 6--SUBORDINATED CONVERTIBLE NOTES (CONTINUED)

determined by dividing the aggregate principal amount to be converted by $5.41, subject to adjustment. In the event that all outstanding preferred stock of the Company has been converted into Common Stock, the entire outstanding principal amount of the Subordinated Convertible Notes shall be convertible into a corresponding number of shares of the Company's Common Stock.

    On July 26, 1996, the Company issued an additional $1.0 million in aggregate principal amount of Subordinated Convertible Notes due July 26, 1998 to a current holder of preferred stock of the Company. The terms and conditions are similar to the notes issued to BTFIC.

    At December 31, 1996 the principal amount of the above notes of $15,000 remains outstanding.

    As part of the above transactions, the Company incurred fees of $280 paid to BTFIC and other out-of-pocket costs of approximately $259. The fees and costs have been capitalized and are being amortized over the terms of the notes. The unamortized portion at December 31, 1996, is included in other assets in the accompanying consolidated balance sheet.

NOTE 7--MANDATORILY REDEEMABLE PREFERRED STOCK

    The Company's mandatorily redeemable preferred stock consists of six series. The preferred stock has preference over the common stock in liquidation and is convertible into shares of common stock on a one for one basis (subject to adjustment in the event of stock splits, stock dividends and similar transactions) at the option of the holder and automatically (i) upon the vote of the holders of a majority of the then outstanding preferred stock, separately by series, and (ii) upon the closing of an underwritten public offering meeting certain price and proceeds requirements. The Company is required to have on reserve, at all times, shares of common stock authorized but unissued to effect the conversion of all preferred shares.

    The preferred stock carries a stated dividend rate of 8% and dividends are cumulative for five quarters from the date of issuance of the applicable shares. After December 1, 2003, the holders of a majority of the then outstanding Series A, Series B, and Series C, Series D, Series E and Series F Preferred Stock may request that the Company redeem the shares of Preferred Stock at the agreed upon redemption value, together with unpaid dividends with respect to such shares to the date of the redemption request.

    The six series of preferred stock have a par value of $.01. At December 31, 1996, there were 5,600,000, 4,000,000, 5,849,541, 9,386,666, 2,772,642 and
2,772,642 shares authorized of Series A, Series B, Series C, Series D, Series E and Series F Preferred Stock, respectively. As of December 31, 1996 there were 5,600,000, 3,436,663, 5,369,435 and 3,007,312 shares issued and outstanding of
Series A, Series B, Series C, Series D Preferred Stock, respectively. There were no shares issued and outstanding of Series E or Series F Preferred Stock. The liquidation and redemption value of such shares is $1.00, $3.75, $4.25, $6.00, $5.41 and $5.41 per share for Series A, Series B, Series C, Series D, Series E and Series F Preferred Stock, respectively.

              RADIO MOVIL DIGITAL AMERICAS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1994, 1995 AND 1996
            (THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

NOTE 7--MANDATORILY REDEEMABLE PREFERRED STOCK (CONTINUED)

    The following represents a summary of the Preferred Stock during the three years ended December 31, 1996:

                                                               SERIES A    SERIES B   SERIES C   SERIES D     TOTAL
                                                              -----------  ---------  ---------  ---------  ---------
Balance at December 31, 1993................................   $   3,121      --         --         --      $   3,121
Issuance of shares..........................................       2,441   $  12,769     --         --         15,210
Accretion...................................................           4           5     --         --              9
Accrual of cumulative dividends.............................         560         344     --         --            904
                                                              -----------  ---------  ---------  ---------  ---------
Balance at December 31, 1994................................       6,126      13,118     --         --         19,244
Issuance of shares..........................................      --          --      $  21,104     --         21,104
Accretion...................................................           4          14     --         --             18
Accrual of cumulative dividends.............................      --             945        913     --          1,858
Series C preferred stock issued in connection with
  rescission settlement.....................................      --          --          1,717     --          1,717
                                                              -----------  ---------  ---------  ---------  ---------
Balance at December 31, 1995................................       6,130      14,077     23,734     --         43,941
Issuance of shares..........................................      --          --         --      $  15,247     15,247
Accretion...................................................           4          15     --            201        220
Accrual of cumulative dividends.............................      --          --          1,369        601      1,970
                                                              -----------  ---------  ---------  ---------  ---------
Balance at December 31, 1996................................   $   6,134   $  14,092  $  25,103  $  16,049  $  61,378
                                                              -----------  ---------  ---------  ---------  ---------
                                                              -----------  ---------  ---------  ---------  ---------

    During 1995, certain of the Series C preferred stockholders delivered to the Company a demand for rescission of the $22,820 Series C offering. After negotiations between the Company and the Series C preferred stockholders, the Company issued during January 1996 to the Series C stockholders 565,193 shares of Series C preferred stock and warrants to purchase 480,413 shares of Series C preferred stock at $4.25 per share through the earlier of a public offering or December 31, 1998 as settlement of the demand for rescission. Additionally, the redemption value of the Series C preferred stock was reduced from $4.75 per share, the original Series C per share issuance price, to $4.25 per share as a result of the issuance of the additional shares and the Series C preferred stock was given liquidation preference over other preferred stock series. The outstanding shares and redemption value disclosed above have been adjusted to reflect the January 1996 settlement.

    As part of the settlement of the demand for rescission, on February 29, 1996 the Company issued 1,000,000 shares of Series D Preferred Stock at $6.00 per share to certain holders of all previous series of preferred stock netting proceeds to the Company of approximately $6,000. The Series D Preferred Stock has a liquidation and redemption value of $6.00 per share, and carries the same other characteristics as the previous issues of preferred stock. Pursuant to this issuance of stock, the Company issued nontransferable warrants to acquire 1,720,000 shares of Series D Preferred Stock at $6.00 per share through the earlier of an initial public offering or December 31, 1998, to those shareholders who participated in the Series D preferred stock offering.

    In connection with the settlement of the demand for rescission of the Series C offering, the Company recorded settlement costs of approximately $3,003 in 1995 which represents the estimated fair market

              RADIO MOVIL DIGITAL AMERICAS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1994, 1995 AND 1996
            (THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

NOTE 7--MANDATORILY REDEEMABLE PREFERRED STOCK (CONTINUED)

value of the Series C shares and warrants issued as part of the settlement agreement. As an offset to the settlement costs recorded, the Company adjusted the balance of the Series C preferred stock to its redemption value with the remainder being recorded as an increase to paid in capital.

    On October 30, 1996, the Company issued an additional 2,000,062 shares of Series D Preferred Stock at $6.00 per share to certain holders of all previous series of preferred stock netting proceeds to the Company of approximately $12,000. These issues carry a liquidation and redemption value of $6.00 per share, and carry the same other characteristics as the previous issues of preferred stock. Pursuant to this issuance of stock, the Company issued 2,000,062 warrants to acquire 2,000,062 shares of Series D Preferred Stock at $6.00 per share through the earlier of an initial public offering or December 31, 1999, to those shareholders who participated in this offering.

    A stockholder agreement exists among the majority of the preferred stockholders which limits the number of shares certain stockholders may sell without the participation in the sale of the other stockholders which are a party to the agreement. Conversely, these certain stockholders can require that all stockholders which are party to the agreement sell their shares in the event an offer to purchase all applicable shares is accepted by the certain shareholders.

NOTE 8--INCOME TAXES

    The Company is subject to Federal, state and foreign income taxes but has incurred no liability for such taxes due to losses incurred. At December 31, 1996 RMDA had net operating loss carry forwards for U.S. tax purposes of approximately $12,000 which expire through the year 2011. These carry forwards are available to offset future taxable income.

    The Company's net deferred tax assets result primarily from the future benefit of these net operating loss carry forwards. At December 31, 1996, net deferred tax assets amounted to approximately $8,500, ($2,900 in 1995) which were fully offset by a valuation allowance for the same amount. Net deferred tax assets by country as of December 31, 1996 are as follows:

                                           U.S.      ARGENTINA    BRAZIL     VENEZUELA     TOTAL
                                         ---------  -----------  ---------  -----------  ---------
Net deferred tax assets................  $   4,000   $     700   $   2,500   $   1,300   $   8,500
Valuation allowance....................     (4,000)       (700)     (2,500)     (1,300)     (8,500)
                                         ---------   ---------   ---------  -----------  ---------
                                         $  --       $  --       $  --       $  --       $  --
                                         ---------   ---------   ---------  -----------  ---------
                                         ---------   ---------   ---------  -----------  ---------

NOTE 9--EMPLOYEE STOCK OPTION PLAN

    At December 31, 1996 the Company has an incentive stock option plan (the "Plan") that is described below. The Company applies APB 25 and related interpretations in accounting for the Plan. The policy of the Company has been to grant options under the Plan at an exercise price equal to the estimated market value of the Company's common stock at the date of the grant except for certain grants made in 1995 for which $325 was charged to expense in that year. Had compensation costs for the Company's Plan been determined based on the fair value, at the grant dates, for awards under those plans consistent with the

              RADIO MOVIL DIGITAL AMERICAS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1994, 1995 AND 1996
            (THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

NOTE 9--EMPLOYEE STOCK OPTION PLAN (CONTINUED)

method of SFAS 123, the Company's loss and loss per share would have been increased to the proforma amounts indicated below:

                                                                           1995        1996
                                                                        ----------  ----------
Net loss
  As Reported.........................................................  $  (16,083) $  (13,259)
  Proforma............................................................     (16,164)    (13,587)

Earnings per share
  As Reported.........................................................       (6.51)      (5.50)
  Proforma............................................................       (6.54)      (5.61)

    The Company's Plan provides for the granting of non qualified stock options to officers and key employees. Under the terms of the Plan, options have a maximum term of ten years from the date of the grant. The granted options vest one fourth after the first year and one-forty-eighth every month thereafter. The Company has reserved 1,750,000 common shares for issuance under the Plan. A summary of the Plan's activity is as follows:

                                                                         1995                        1996
                                                              --------------------------  ---------------------------
                                                                            WEIGHTED                     WEIGHTED
                                                                             AVERAGE                      AVERAGE
                                                               SHARES    EXERCISE PRICE     SHARES    EXERCISE PRICE
                                                              ---------  ---------------  ----------  ---------------
Outstanding at beginning of year............................    254,000     $    1.10        628,225     $    2.68
Granted.....................................................    434,225          3.41        975,000          5.19
Exercised...................................................     --            --            (85,333)         1.13
Forfeited...................................................    (60,000)         1.25       (489,092)         3.01
                                                              ---------     ---------     ----------         -----
Outstanding at end of year..................................    628,225     $    2.68      1,028,800     $    5.03
                                                              ---------     ---------     ----------         -----
                                                              ---------     ---------     ----------         -----
Options exercisable at year-end.............................    116,500     $    1.12        265,513     $    4.90
Fair value of options granted during the year...............    434,225     $    0.75        975,000     $    0.75

    The following table summarizes information about fixed stock options outstanding at December 31, 1996:

                      OPTIONS OUTSTANDING         OPTIONS EXERCISABLE
                 -----------------------------  ------------------------
                              WEIGHTED-AVERAGE
                   NUMBER        REMAINING        NUMBER      EXERCISE
EXERCISE PRICE   OUTSTANDING  CONTRACTUAL LIFE  EXERCISABLE     PRICE
---------------  -----------  ----------------  -----------  -----------
   $    1.25         40,000         8 years         22,500    $    1.25
   $    4.75        138,800         9 years          4,888    $    4.75
   $    5.25        850,000         9 years        238,125    $    5.25
                 -----------                    -----------
                  1,028,800         9 years        265,513
                 -----------                    -----------
                 -----------                    -----------

              RADIO MOVIL DIGITAL AMERICAS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1994, 1995 AND 1996
            (THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

NOTE 9--EMPLOYEE STOCK OPTION PLAN (CONTINUED)

    The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1995 and 1996: expected volatility of 40 percent, risk-free interest rates of 6.07 percent; and expected lives of approximately
3.5 years.

NOTE 10--COMMITMENTS AND CONTINGENCIES

    The Company has been required by certain government regulatory authorities to post performance bonds to guarantee the completion of channel construction and loading. At December 31, 1996 the Company had pledged cash equivalents and short term investments in the amount of approximately $1,300 to satisfy these requirements. The Company's Argentina subsidiary is required to fulfill certain channel and loading requirements by August 19, 1997, related to which $1,000 has been pledged. The remaining performance bond of $300 is expected to be required as long as the Company continues to operate the corresponding channels in Venezuela.

    In connection with certain of the Company's assigned SMR licenses, the Company has radio load and build out commitments. Should these load and build out commitments not be complied with, the Company could be subject to the revocation of the applicable licenses. At the present time, certain regulatory build out requirements relating to channels licensed to the Company's affiliate in Brazil have not been fully complied with. The Company's Brazilian affiliate has received an extension from the Brazilian regulatory authorities to comply with certain of these requirements until July 11, 1997. Management expects it will be able to obtain additional extensions where necessary or otherwise meet such requirements in all material respects.

    The Company leases office space under operating leases expiring in the year 2000. Future minimum lease payments under operating leases as of December 31, 1996 are as follows:

YEAR                                                                                    AMOUNT
----                                                                                   ---------
1997.................................................................................  $  700
1998.................................................................................  $  574
1999.................................................................................  $  422
2000.................................................................................  $   86
2001.................................................................................  $    6
                                                                                       ------
                                                                                       $1,788
                                                                                       ------
                                                                                       ------

    Rent expense during the years ended December 31, 1994 and 1995 and 1996 amounted to $133, $816 and $573, respectively.

              RADIO MOVIL DIGITAL AMERICAS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1994, 1995 AND 1996
            (THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

NOTE 11--GEOGRAPHIC INFORMATION

    The following information presents certain summarized balance sheet and statement of operations data of the Company by geographic region as of December 31, 1995 and for the year then ended:

                                            UNITED
                                            STATES      ARGENTINA    VENEZUELA    BRAZIL       CHILE       ECUADOR      PERU
                                         ------------  -----------  -----------  ---------     -----     -----------  ---------
BALANCE SHEET:
Current assets.........................   $    4,949    $     943    $     972   $     550   $  --        $  --       $   1,522
Intercompany investment................       26,874       --           --          --          --           --          --
Long-term assets.......................        1,842        3,683        3,116       8,377          36          534       1,157
                                         ------------  -----------  -----------  ---------   ---------    ---------   ---------
                                          $   33,665    $   4,626    $   4,088   $   8,927   $      36    $     534   $   2,679
                                         ------------  -----------  -----------  ---------   ---------    ---------   ---------
                                         ------------  -----------  -----------  ---------   ---------    ---------   ---------
Current liabilities....................   $    2,892    $     211    $     206   $  --       $  --        $  --       $  --
Intercompany payable...................       --            5,874        4,080      11,769          36          667       2,843
Long-Term liabilities..................          524       --            1,500      --          --           --          --
Mandatorily redeemable preferred
  stock................................       43,941       --           --          --          --           --          --
Stockholders' deficit..................      (13,692)      (1,459)      (1,698)     (2,842)     --             (133)       (164)
                                         ------------  -----------  -----------  ---------   ---------    ---------   ---------
                                          $   33,665    $   4,626    $   4,088   $   8,927   $      36    $     534   $   2,679
                                         ------------  -----------  -----------  ---------   ---------    ---------   ---------
                                         ------------  -----------  -----------  ---------   ---------    ---------   ---------

STATEMENT OF OPERATIONS:
Revenues...............................   $   --        $     370    $   1,077   $  --       $  --        $  --       $  --
Cost of sales and services.............       --             (541)        (723)     --          --           --          --
                                         ------------  -----------  -----------  ---------   ---------    ---------   ---------
Gross profit...........................       --             (171)         354      --          --           --          --
                                         ------------  -----------  -----------  ---------   ---------    ---------   ---------
Selling, general and administrative
  expenses.............................        7,091          754        1,388         769      --           --             152
Depreciation and amortization..........          108          225          300      --          --              133      --
Write-off of acquisitions..............       --              272          215      --          --           --              12
Settlement Costs.......................        3,003       --           --          --          --           --          --
                                         ------------  -----------  -----------  ---------   ---------    ---------   ---------
                                              10,202        1,251        1,903         769      --              133         164
                                         ------------  -----------  -----------  ---------   ---------    ---------   ---------
Operating loss.........................      (10,202)      (1,422)      (1,549)       (769)     --             (133)       (164)
Other income (expense).................          543          (25)        (385)     (1,977)     --           --          --
                                         ------------  -----------  -----------  ---------   ---------    ---------   ---------
Net loss...............................   $   (9,659)   $  (1,447)   $  (1,934)  $  (2,746)  $  --        $    (133)  $    (164)
                                         ------------  -----------  -----------  ---------   ---------    ---------   ---------
                                         ------------  -----------  -----------  ---------   ---------    ---------   ---------


                                         ELIMINATIONS  CONSOLIDATED
                                         ------------  ------------
BALANCE SHEET:
Current assets.........................   $   --        $    8,936
Intercompany investment................      (26,874)       --
Long-term assets.......................       --            18,745
                                         ------------  ------------
                                          $  (26,874)   $   27,681
                                         ------------  ------------
                                         ------------  ------------
Current liabilities....................   $   --        $    3,309
Intercompany payable...................      (25,269)       --
Long-Term liabilities..................       --             2,024
Mandatorily redeemable preferred
  stock................................       --            43,941
Stockholders' deficit..................       (1,605)      (21,593)
                                         ------------  ------------
                                          $  (26,874)   $   27,681
                                         ------------  ------------
                                         ------------  ------------
STATEMENT OF OPERATIONS:
Revenues...............................   $   --        $    1,447
Cost of sales and services.............       --            (1,264)
                                         ------------  ------------
Gross profit...........................       --               183
                                         ------------  ------------
Selling, general and administrative
  expenses.............................         (100)       10,054
Depreciation and amortization..........       --               766
Write-off of acquisitions..............       --               499
Settlement Costs.......................       --             3,003
                                         ------------  ------------
                                                (100)       14,322
                                         ------------  ------------
Operating loss.........................          100       (14,139)
Other income (expense).................         (100)       (1,944)
                                         ------------  ------------
Net loss...............................   $   --        $  (16,083)
                                         ------------  ------------
                                         ------------  ------------

              RADIO MOVIL DIGITAL AMERICAS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1996, 1995 AND 1994
            (THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

NOTE 11--GEOGRAPHIC INFORMATION (CONTINUED)

    The following information presents certain summarized balance sheet and statement of operations data of the Company by geographic region as of December 31, 1996 and for the year then ended:

                                            UNITED
                                            STATES      ARGENTINA    VENEZUELA    BRAZIL       CHILE       ECUADOR      PERU
                                         ------------  -----------  -----------  ---------     -----     -----------  ---------
BALANCE SHEET:
Current assets.........................   $    8,509    $   1,020    $   1,584   $   1,779   $  --        $  --       $     500
Intercompany investment................       51,685       --           --          --          --           --          --
Long-term assets.......................          943        4,423        3,236      27,743          36          420      --
                                         ------------  -----------  -----------  ---------   ---------    ---------   ---------
                                          $   61,137    $   5,443    $   4,820   $  29,522   $      36    $     420   $     500
                                         ------------  -----------  -----------  ---------   ---------    ---------   ---------
                                         ------------  -----------  -----------  ---------   ---------    ---------   ---------
Current liabilities....................   $    3,235    $     238    $     668   $   1,919   $  --        $       3   $  --
Intercompany payable...................       --            4,093        4,548      15,142          36          686       1,406
Long-term liabilities..................       15,000       --            1,850      --          --           --          --
Mandatorily redeemable preferred
  stock................................       61,378       --           --          --          --           --          --
Stockholders' (deficit) equity.........      (18,476)       1,112       (2,246)     12,461      --             (269)       (906)
                                         ------------  -----------  -----------  ---------   ---------    ---------   ---------
                                          $   61,137    $   5,443    $   4,820   $  29,522   $      36    $     420   $     500
                                         ------------  -----------  -----------  ---------   ---------    ---------   ---------
                                         ------------  -----------  -----------  ---------   ---------    ---------   ---------

STATEMENT OF OPERATIONS:
Revenues...............................   $   --        $   1,353    $   1,448   $   2,859   $  --        $  --       $  --
Cost of sales and services.............           (4)        (398)        (654)       (988)     --           --          --
                                         ------------  -----------  -----------  ---------   ---------    ---------   ---------
Gross profit...........................           (4)         955          794       1,871      --           --          --
                                         ------------  -----------  -----------  ---------   ---------    ---------   ---------
Selling, general and administrative
  expenses.............................        4,446        1,647          977       2,090      --                1         137
Depreciation and amortization..........           60          491          623       1,620      --              133      --
Write-off of acquisitions..............           55       --              221      --          --           --             623
Settlement Costs.......................       --           --           --          --          --           --          --
                                         ------------  -----------  -----------  ---------   ---------    ---------   ---------
                                               4,561        2,138        1,821       3,710      --              134         760
                                         ------------  -----------  -----------  ---------   ---------    ---------   ---------
Operating loss.........................       (4,565)      (1,183)      (1,027)     (1,839)     --             (134)       (760)
Other income (expense).................       (1,060)        (143)        (503)     (2,063)     --               (3)         21
                                         ------------  -----------  -----------  ---------   ---------    ---------   ---------
Net loss...............................   $   (5,625)   $  (1,326)   $  (1,530)  $  (3,902)  $  --        $    (137)  $    (739)
                                         ------------  -----------  -----------  ---------   ---------    ---------   ---------
                                         ------------  -----------  -----------  ---------   ---------    ---------   ---------


                                         ELIMINATIONS  CONSOLIDATED
                                         ------------  ------------
BALANCE SHEET:
Current assets.........................   $   --        $   13,392
Intercompany investment................      (51,685)       --
Long-term assets.......................       --            36,801
                                         ------------  ------------
                                          $  (51,685)   $   50,193
                                         ------------  ------------
                                         ------------  ------------
Current liabilities....................   $   --        $    6,063
Intercompany payable...................      (25,911)       --
Long-term liabilities..................       --            16,850
Mandatorily redeemable preferred
  stock................................       --            61,378
Stockholders' (deficit) equity.........      (25,774)      (34,098)
                                         ------------  ------------
                                          $  (51,685)   $   50,193
                                         ------------  ------------
                                         ------------  ------------
STATEMENT OF OPERATIONS:
Revenues...............................   $   --        $    5,660
Cost of sales and services.............       --            (2,044)
                                         ------------  ------------
Gross profit...........................       --             3,616
                                         ------------  ------------
Selling, general and administrative
  expenses.............................       --             9,298
Depreciation and amortization..........       --             2,927
Write-off of acquisitions..............       --               899
Settlement Costs.......................       --            --
                                         ------------  ------------
                                              --            13,124
                                         ------------  ------------
Operating loss.........................       --            (9,508)
Other income (expense).................       --            (3,751)
                                         ------------  ------------
Net loss...............................   $   --        $  (13,259)
                                         ------------  ------------
                                         ------------  ------------

                              RADIO MOVIL DIGITAL
                        AMERICAS, INC. AND SUBSIDIARIES
                       CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED)
                           AND THE NINE MONTHS ENDED
                    SEPTEMBER 30, 1996 AND 1997 (UNAUDITED)

                     [This page intentionally left blank]

              RADIO MOVIL DIGITAL AMERICAS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                 (THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

                                                                                          JUNE 30,    SEPTEMBER 30,
                                                                                            1997          1997
                                                                                        -----------   -------------
                                                                                        (UNAUDITED)    (UNAUDITED)
                                                      ASSETS
Current Assets:
  Cash and cash equivalents............................................................  $    3,522   $     1,013
  Restricted cash......................................................................       1,537         1,666
  Short-term investments...............................................................       1,000           400
  Accounts receivable, net of allowance for doubtful accounts of $611 and $612 as of
    June 30, 1997 and September 30, 1997, respectively.................................       2,229         2,522
  Inventories..........................................................................         638           413
  Prepaid expenses and other current assets............................................         890           645
                                                                                         ----------  -------------
    Total current assets...............................................................       9,816         6,659
Investments in and advances to affiliates, at equity...................................         480           480
Acquisition in process.................................................................         352           352
Property and equipment, net of accumulated depreciation of $4,979 and $6,093 as of June
  30, 1997 and September 30, 1997, respectively........................................      14,509        14,135
SMR licenses, net of accumulated amortization of $1,862 and $2,249 as of June 30, 1997
  and September 30, 1997, respectively.................................................      19,881        19,494
Other assets...........................................................................         864           830
                                                                                         ----------  -------------
                                                                                         $   45,902   $    41,950
                                                                                         ----------  -------------
                                                                                         ----------  -------------
                  LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK, AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Current maturities of long term debt.................................................  $      569   $       188
  Short-term vendor debt...............................................................       3,059         1,430
  Accounts payable and accrued liabilities.............................................       4,056         3,033
                                                                                         ----------  -------------
    Total current liabilities..........................................................       7,684         4,651
Long term debt, less current maturities................................................       1,725         1,663
Subordinated convertible debentures....................................................      15,000        16,070
                                                                                         ----------  -------------
    Total liabilities..................................................................      24,409        22,384
                                                                                         ----------  -------------
Mandatorily redeemable preferred stock, including accrued dividends....................      62,281        62,741
Stockholders' deficit:
  Common stock, $0.005 par value, 35,000,000 shares authorized, 2,828,841 shares issued and outstanding as of June 30, 1997; 2,828,941 shares issued and outstanding as of
    September 30, 1997.................................................................          14            14
  Paid in capital......................................................................       4,555         4,555
  Accumulated deficit..................................................................     (45,357)      (47,744)
                                                                                         ----------  -------------
    Total stockholders' deficit........................................................     (40,788)      (43,175)
                                                                                         ----------  -------------
                                                                                         $   45,902   $    41,950
                                                                                         ----------  -------------
                                                                                         ----------  -------------

  The accompanying notes are an integral part of these consolidated financial statements.

              RADIO MOVIL DIGITAL AMERICAS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                             (THOUSANDS OF DOLLARS)

                                                                                               NINE MONTHS ENDED
                                                                                 SIX MONTHS      SEPTEMBER 30,
                                                                                 ENDED JUNE   --------------------
                                                                                  30, 1997      1996       1997
                                                                                 -----------  ---------  ---------
                                                                                 (UNAUDITED)       (UNAUDITED)
Revenue:
  Radio service and lease revenue..............................................   $   6,300   $   2,383  $   9,891
  Equipment sales..............................................................         280         465        482
                                                                                 -----------  ---------  ---------
    Total revenue..............................................................       6,580       2,848     10,373
                                                                                 -----------  ---------  ---------
Costs and expenses related to revenue:
  Cost of radio service revenue................................................       3,237       1,127      4,931
  Cost of equipment sales......................................................         186         423        356
                                                                                 -----------  ---------  ---------
    Total costs and expenses related to revenue................................       3,423       1,550      5,287
                                                                                 -----------  ---------  ---------
    Gross profit...............................................................       3,157       1,298      5,086
                                                                                 -----------  ---------  ---------
Other operating costs and expenses:
  Selling, general and administrative..........................................       5,670       6,439      8,092
  Depreciation and amortization................................................       1,443       1,194      2,146
  Write-off of acquisitions....................................................         334         276        334
                                                                                 -----------  ---------  ---------
    Total other operating costs and expenses...................................       7,447       7,909     10,572
                                                                                 -----------  ---------  ---------
    Operating loss.............................................................      (4,290)     (6,611)    (5,486)
                                                                                 -----------  ---------  ---------
Other (expense) income:
  Interest income..............................................................         209         208        273
  Interest expense.............................................................      (1,324)     (1,349)    (1,925)
  Equity in net loss of unconsolidated affiliates..............................      --          (1,499)    --
  Other, net...................................................................        (382)     --           (576)
                                                                                 -----------  ---------  ---------
    Total other expense........................................................      (1,497)     (2,640)    (2,228)
                                                                                 -----------  ---------  ---------
    Net loss...................................................................   $  (5,787)  $  (9,251) $  (7,714)
                                                                                 -----------  ---------  ---------
                                                                                 -----------  ---------  ---------

  The accompanying notes are an integral part of these consolidated financial statements.

              RADIO MOVIL DIGITAL AMERICAS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

                SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED) AND
               THREE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)
                             (THOUSANDS OF DOLLARS)

                                                              COMMON STOCK
                                                         -----------------------
                                                         NUMBER OF                 PAID IN   ACCUMULATED
DESCRIPTION                                                SHARES      AMOUNT      CAPITAL     DEFICIT       TOTAL
-----------                                              ----------  -----------  ---------  ------------  ----------
Balance at December 31, 1996...........................   2,828,841   $      14   $   4,555   $  (38,667)  $  (34,098)
Accrued dividends on mandatorily redeemable preferred
  stock................................................      --          --          --             (722)        (722)
Accretion of mandatorily redeemable preferred stock to
  redemption value.....................................      --          --          --             (181)        (181)
Net loss...............................................      --          --          --           (5,787)      (5,787)
                                                         ----------   ---------   ---------  ------------  ----------
Balance at June 30, 1997...............................   2,828,841   $      14   $   4,555   $  (45,357)  $  (40,788)
                                                         ----------   ---------   ---------  ------------  ----------
                                                         ----------   ---------   ---------  ------------  ----------
Accrued dividends on mandatorily redeemable preferred
  stock (unaudited)....................................      --          --          --             (361)        (361)
Accretion of mandatorily redeemable preferred stock to
  redemption value (unaudited).........................      --          --          --              (99)         (99)
Exercise of stock option (unaudited)...................         100      --          --           --           --
Net loss (unaudited)...................................      --          --          --           (1,927)      (1,927)
                                                         ----------   ---------   ---------  ------------  ----------
Balance at September 30, 1997 .........................   2,828,941   $      14   $   4,555   $  (47,744)  $  (43,175)
                                                         ----------   ---------   ---------  ------------  ----------
                                                         ----------   ---------   ---------  ------------  ----------

  The accompanying notes are an integral part of these consolidated financial statements.

              RADIO MOVIL DIGITAL AMERICAS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                       SIX MONTHS ENDED JUNE 30, 1997 AND
                  NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997
                             (THOUSANDS OF DOLLARS)

                                                                                               NINE MONTHS ENDED
                                                                                SIX MONTHS       SEPTEMBER 30,
                                                                                ENDED JUNE   ---------------------
                                                                                 30, 1997       1996       1997
                                                                                -----------  ----------  ---------
                                                                                (UNAUDITED)       (UNAUDITED)
Cash flows from operating activities:
  Net loss....................................................................   $  (5,787)  $   (9,251) $  (7,714)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Provision for doubtful accounts...........................................         584           76        641
    Depreciation and amortization.............................................       2,979        1,561      4,499
    Equity in net losses of affiliates........................................      --            1,499     --
    Amortization of debt issuance costs.......................................         135           78        229
    Write off of investment in subsidiary.....................................         334          276        334
    Employee stock option grants..............................................      --               42     --
    Changes in assets and liabilities:
      Accounts receivable.....................................................        (862)        (553)    (1,213)
      Inventories.............................................................        (322)          50        205
      Prepaid expenses and other assets.......................................         369          822        554
      Other non current assets................................................         (30)         177          9
      Accounts payable and accrued liabilities................................         881          862       (141)
                                                                                -----------  ----------  ---------
        Net cash used in operating activities.................................      (1,719)      (4,361)    (2,597)
                                                                                -----------  ----------  ---------
Cash flows from investing activities:
  (Increase) decrease in restricted cash......................................         (20)       1,499       (150)
  Purchase of short term investments..........................................        (500)      (4,720)      (500)
  Sales and maturities of short term investments..............................       1,232        7,423      1,832
  Increase in investments in and advances to affiliates and acquisitions in
    process...................................................................         (21)      (4,475)       (23)
  Purchase of majority interest of Brazilian affiliates.......................      --          (13,790)    --
  Capital expenditures........................................................      (2,683)      (4,150)    (3,779)
  Acquisition of SMR licenses.................................................      --             (251)    --
                                                                                -----------  ----------  ---------
        Net cash used in investing activities.................................      (1,992)     (18,464)    (2,620)
                                                                                -----------  ----------  ---------
Cash flows from financing activities:
  Repayments of long term debt................................................        (581)      --         (1,088)
  Proceeds from vendor financing, net of payments.............................       1,196        1,320       (370)
  Proceeds from issuance of convertible debentures............................      --           15,000      1,070
  Net proceeds from issuance of mandatorily redeemable preferred stock........      --            6,225     --
                                                                                -----------  ----------  ---------
        Net cash provided by financing activities.............................         615       22,545       (388)
                                                                                -----------  ----------  ---------
Net decrease in cash and cash equivalents.....................................      (3,096)        (280)    (5,605)
Cash and cash equivalents, beginning of year..................................       6,618        1,007      6,618
                                                                                -----------  ----------  ---------
Cash and cash equivalents, end of year........................................   $   3,522   $      727  $   1,013
                                                                                -----------  ----------  ---------
                                                                                -----------  ----------  ---------

  The accompanying notes are an integral part of these consolidated financial statements.

              RADIO MOVIL DIGITAL AMERICAS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED) AND
            NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 (UNAUDITED)
                 (THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

NOTE 1--ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Radio Movil Digital Americas, Inc. ("RMDA") is a Delaware corporation and through its subsidiaries (collectively with RMDA, the "Company") is engaged in the acquisition and operation of specialized mobile radio ("SMR") wireless dispatch communications services and the sale, lease and servicing of related equipment in certain countries of South America. The Company commenced commercial operations during 1995 and prior to that date had been a development stage enterprise. The Company has acquired SMR channel licenses through direct applications to governments and through acquisitions of interests in other entities which have been granted or have applied for SMR channel licenses. The Company has also made deposits to acquire other SMR licenses through acquisitions of interests in entities holding such licenses or with pending SMR channel license applications.

    The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles which contemplate the continuation of the Company as a going concern. However, the Company incurred a net loss and had negative cash flows from operations of $5,787 and $1,719, respectively, for the six months ended June 30, 1997. The Company's losses were funded from cash previously raised through the sale of debt and equity securities. Pursuant to its business strategy, the Company expects to continue making expenditures on the build-out of SMR Channel infrastructure. The Company expects to incur losses and does not expect to generate cash flow from operating activities in the foreseeable future sufficient to offset such planned capital expenditures. In order to obtain the additional funds it needs to continue operating at planned levels, the Company will need substantial funds from additional debt and equity financing. Another alternative that management has considered is the sale of the Company (see note 11). Management cannot provide any assurance that the Company will be able to complete any such debt or equity financing. These conditions raise substantial doubts about the Company's ability to continue as a going concern.

    The following is a summary of the more significant accounting policies followed by the Company in the preparation of the accompanying consolidated financial statements.

    UNAUDITED INTERIM FINANCIAL INFORMATION

    The accompanying consolidated financial statements of the Company as of and for the six months ended June 30, 1997 and as of and for the nine months ended September 30, 1996 and 1997 included herein have been prepared by the Company and are unaudited. These interim financial statements reflect all adjustments that are, in the opinion of management, necessary for a fair statement of the results for the interim periods. All adjustments made were normal recurring accruals.

    The interim financial statements should be read in conjunction with the financial statements and notes thereto as of December 31, 1996 contained elsewhere in this document. Operating results for the interim periods are not necessarily indicative of results for an entire year.

    PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of RMDA and its majority owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. For investments in entities in which the Company has a 20% to 50% ownership interest and exercises significant influence, the Company accounts for its investment using the equity method. Such investments

              RADIO MOVIL DIGITAL AMERICAS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED) AND
            NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 (UNAUDITED)
                 (THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

NOTE 1--ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

are carried at cost, adjusted for the Company's proportionate share of the investees undistributed earnings or losses.

    ACCOUNTING ESTIMATES

    The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

    The future recoverability of its investments is contingent upon the Company's ability to build out the SMR channels it currently owns and to obtain sufficient subscribers once systems are built to recover the amounts invested. Given the uncertainties surrounding these matters, as well as the Company's limited operations to date, it is not presently known whether the Company's investments in and advances to unconsolidated affiliates, acquisitions in process, property and equipment and SMR licenses will ultimately be recoverable. The Company continuously evaluates the recoverability of its long lived assets, and provides for impairment at the time which, in management's judgment, an asset is impaired.

    FOREIGN CURRENCY TRANSLATION

    For subsidiaries and affiliates whose functional currency is the U.S. dollar or which operate in a highly inflationary economy, net nonmonetary assets are translated at historical exchange rates while net monetary assets are translated using current exchange rates and translation adjustments are included in the determination of income.

    During the six months ended June 30, 1997, the Company incurred foreign currency exchange losses of approximately $113.

    At June 30, 1997, the financial statements of all RMDA's foreign subsidiaries and affiliates were translated using the U.S. dollar as their functional currency.

    CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

    SUPPLEMENTARY CASH FLOW INFORMATION

    During the six months ended June 30, 1997 the Company made interest payments of approximately $243.

    SHORT TERM INVESTMENTS

    Short term investments consist of marketable debt securities, primarily U.S. government securities and low risk corporate bonds, with original maturities of more than three months. Management of the Company believes that its investment policy limits exposure to concentration of credit risk.

              RADIO MOVIL DIGITAL AMERICAS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED) AND
            NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 (UNAUDITED)
                 (THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

NOTE 1--ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    The Company classifies short term investments as either held to maturity, available for sale or trading. Investments designated as held to maturity are carried at amortized cost. Securities designated as available for sale are carried at quoted market value with the unrealized gain or loss included in stockholders' equity. Trading securities are carried at quoted market value with unrealized gains and losses recorded in the statement of operations. Investments classified as held to maturity or available for sale whose declines in market value are deemed other than temporary are written down to market value with a charge to the statement of operations.

    At June 30, 1997, short term investments are considered available for sale. The aggregate cost of the short-term investments approximated market value.

    REVENUES

    Revenues from radio services are recognized on a monthly basis as services are rendered based on the contracted amount. The Company also leases equipment to customers under operating leases under which the related lease revenue is recorded as earned. Revenues from the sale of equipment is recognized at the time equipment is delivered.

    ALLOWANCE FOR DOUBTFUL ACCOUNTS

    Accounts receivable are from businesses located in the countries in which the Company operates. While the Company believes that the geographic and industry diversity of its customer base minimizes the risk of incurring material losses due to concentrations of risk, on-going evaluations of customer payment performance is carried out and an allowance for doubtful accounts is maintained at a level which management believes is sufficient to cover potential credit losses.

    INVENTORIES

    Inventories consist of SMR equipment expected to be sold to subscribers and are recorded at the lower of cost or market. Cost is determined by using the weighted average method.

    ACQUISITIONS IN PROCESS

    Costs directly associated with acquisitions of other entities are deferred pending consummation of the investment. In addition to direct acquisition costs, such costs also include success fees, legal fees and consulting fees which have been incurred prior to the closing of acquisitions, as well as payments made for options to purchase in the future additional interests in investee companies.

    PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. Maintenance and repair expenditures are charged to expense as incurred and expenditures for improvements which increase the expected useful lives of the assets are capitalized.

    Direct costs associated with the construction of SMR systems and related networks are capitalized and amortized over the systems' expected useful life upon placing the system in service. Such costs include costs

              RADIO MOVIL DIGITAL AMERICAS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED) AND
            NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 (UNAUDITED)
                 (THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

NOTE 1--ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

incurred in securing tower sites, site preparation, procurement and installation of infrastructure, and equipment cost.

    Included in property and equipment are radios presently leased or to be leased to the Company's subscribers.

    Depreciation expense is computed using the straight line method over the estimated useful lives of the related assets.

    DEFERRED LOAN COSTS

    Costs incurred in connection with the securing of debt financing are deferred and amortized using the effective interest method over the life of the loan. At June 30, 1997, the unamortized portion of deferred loan costs amounted to approximately $347, and are included in other assets in the accompanying consolidated balance sheet.

    SMR LICENSES

    Direct and certain indirect costs of obtaining SMR licenses, such as application, legal and consulting fees, as well as the estimated fair market value of licenses obtained in certain acquisitions, are capitalized and amortized using the straight line method over the period of the related license (generally 5 to 20 years) upon commencement of the license period.

    MANDATORILY REDEEMABLE PREFERRED STOCK

    The Company's mandatory redeemable preferred stock is recorded at its issuance price less offering costs. The carrying value is increased to the redemption value by a charge to stockholders' deficit, ratably over the period from issue date to redemption date. Cumulative dividends are accrued based on the preferred stock's stated rate of 8% per annum, for a maximum of five quarters, in accordance with the terms of the preferred stock issuances.

    INCOME TAXES

    The Company accounts for income taxes using the asset and liability method. Under this method deferred taxes are determined based on the differences between the financial statement and tax basis of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. An allowance is recorded when it is more likely than not that any or all of a deferred tax asset will not be realized. The provision for income taxes, if any, includes taxes currently payable plus the net change during the year in deferred tax assets and liabilities recorded by the Company.

    STOCK BASED COMPENSATION

    On January 1, 1996 the Company adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 establishes a fair value based method of accounting for stock based compensation, the effect of which can either be recorded or disclosed. Upon adoption the Company has chosen to continue to account for stock-based compensation

              RADIO MOVIL DIGITAL AMERICAS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED) AND
            NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 (UNAUDITED)
                 (THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

NOTE 1--ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). In accordance with APB 25 compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. There were no options granted during the six months ended June 30, 1997.

NOTE 2--ACQUISITION IN PROCESS

    In 1994, the Company, through a wholly-owned subsidiary, purchased a 49% interest in Venezolana de Telecomunicaciones, C.A. ("Venetel") which owned several SMR licenses, for a total purchase price of approximately $501, included in investments in and advances to affiliates at June 30, 1997. In addition, the Company purchased for $25 an option to acquire the remaining 51% for additional cash consideration of approximately $500, of which $250 has been advanced as of June 30, 1997. The remaining $250 is to be paid once the Venezuelan regulatory authorities approve the transfer to the Company's wholly owned subsidiary of the remaining 51% ownership. The option price and the advance on the exercise price is included in acquisitions in process in the accompanying consolidated balance sheet at June 30, 1997.

    At June 30, 1997 substantially all of the net assets of Venetel were comprised of SMR licenses with zero book value and its operations were not significant and, as a result, the Company recognized no loss for the six months ended June 30, 1997 in the accompanying consolidated statement of operations.

    ECUADOR

    Prior to 1995, the Company acquired 100% of the shares of an Ecuadorian company for approximately $668 including acquisition costs. The acquired company's principal asset was the ownership of several SMR licenses. The purchase price has been allocated entirely to SMR licenses and is being amortized over a period of five years. At June 30, 1997 this Ecuadorian subsidiary had not commenced operations. The Company applied for the assignment of frequencies during 1996, however, at June 30, 1997, the assignment had not been received. Management cannot provide assurance whether this assignment will be received, as such the net investment in the license was written off during the six months ended June 30, 1997.

NOTE 3--SMR LICENSES

    The following is a summary of capitalized SMR channel license costs by country as of June 30, 1997:

Argentina..........................................................  $   2,980
Brazil.............................................................     18,308
Venezuela..........................................................        455
                                                                     ---------
                                                                        21,743
Accumulated amortization...........................................     (1,862)
                                                                     ---------
                                                                     $  19,881
                                                                     ---------
                                                                     ---------

              RADIO MOVIL DIGITAL AMERICAS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED) AND
            NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 (UNAUDITED)
                 (THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

NOTE 3--SMR LICENSES (CONTINUED)

    The following is a summary of the number of SMR channels assigned to the Company through its majority owned subsidiaries and affiliates at June 30, 1997:

Majority owned subsidiaries:
  Argentina..........................................................        180
  Brazil.............................................................        965
  Chile..............................................................         65
  Ecuador............................................................        160
  Venezuela..........................................................        480
                                                                       ---------
                                                                           1,850
                                                                       ---------
Affiliates:
  Venezuela..........................................................         40
                                                                       ---------
                                                                              40
                                                                       ---------
Total SMR channels assigned..........................................      1,890
                                                                       ---------
                                                                       ---------

    The above channels in the majority owned subsidiary in Venezuela include both formally assigned channels by the government and those which have been reserved for future assignment to the Company. The Venezuelan regulatory authorities have informally proposed to the Company a reallocation of channels whereby the Company would receive an assignment of 280 channels in exchange for its current holdings of assigned and reserved channels. The Company is currently negotiating with the regulatory authorities on this and other related issues.

NOTE 4--PROPERTY AND EQUIPMENT

    At June 30, 1997 property and equipment consisted of the following:

SMR transmission equipment............................  $   7,698  10 years
Radios held for lease.................................      1,951
Radios leased to customers............................      8,366  4 years
                                                                   3 to 5
Office furniture, equipment and automobiles...........      1,183  years
SMR equipment pending installation and construction in
  progress............................................        290
                                                        ---------
                                                           19,488
Accumulated depreciation..............................     (4,979)
                                                        ---------
                                                        $  14,509
                                                        ---------
                                                        ---------

    Depreciation expense for the six months ended June 30, 1997 amounted to $2,979 of which $1,536 is classified as cost of radio service revenue in the accompanying consolidated statement of operations.

              RADIO MOVIL DIGITAL AMERICAS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED) AND
            NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 (UNAUDITED)
                 (THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

NOTE 5--LONG TERM DEBT

    The Company's Venezuelan subsidiary, Radio Movil Digital Venezuela, C.A., ("RMD-V"), entered into a loan agreement with the Overseas Private Investment Corporation ("OPIC"), a U.S. governmental agency, whereby OPIC agreed to lend RMD-V up to $7,500 for the construction and operation of an SMR system in Venezuela. As of June 30, 1997, RMD-V had drawn $2,100, from this credit facility, which bears interest at an average fixed rate of 10.16% per annum and is payable over eight years, the first two of which require interest payments only. The OPIC loan is secured by a guarantee from RMDA and first priority liens on substantially all of RMD-V's real and personal property, fixtures and equipment (approximately $4,000 at June 30, 1997), as well as a pledge of 90% of the common stock of RMD-V. The OPIC loan agreement contains, among other provisions, requirements related to RMD-V for maintaining certain working capital and other financial ratios, and restrictions on incurring additional indebtedness and declaring or paying dividends. OPIC has requested certain amendments to the loan agreement primarily related to modifications in the convents. The Company has until December 31, 1997 to resolve these matters.

    Under the terms of the OPIC loan, RMD-V is subject to commitment fees of 0.33% and 0.50% per annum on the undrawn balance. Additional disbursements under the loan agreement are subject to certain conditions, including the requirement that RMD-V generate earnings or receive contributions from the Company of additional equity.

    As required under the agreement, the Company has deposited with a financial institution certain amounts to cover future principal and interest repayments. Those deposits, which are included in restricted cash in the accompanying consolidated balance sheet, amounted to $215 at June 30, 1997.

    At June 30, 1997, the Company had $3,059 outstanding under short term financing with two of its major vendors for the purchase of infrastructure and radio equipment with repayment terms of between six and twelve months and interest rates ranging from 12 to 14 percent per annum.

    At June 30, 1997, the scheduled annual maturities of the Company's long term debt, including the subordinated convertible notes mentioned below, are as follows:

YEAR ENDING, JUNE 30                                                                  AMOUNT
--------------------                                                                 ---------
1998...............................................................................  $     569
1999...............................................................................     15,250
2000...............................................................................        370
2001...............................................................................        370
2002...............................................................................        370
                                                                                     ---------
Thereafter.........................................................................        365
                                                                                     ---------
                                                                                     $  17,294
                                                                                     ---------
                                                                                     ---------

              RADIO MOVIL DIGITAL AMERICAS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED) AND
            NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 (UNAUDITED)
                 (THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

NOTE 6--SUBORDINATED CONVERTIBLE NOTES

    On July 23, 1996, the Company issued $14.0 million in aggregate principal amount of Subordinated Convertible Promissory Notes (the "Subordinated Convertible Notes") due July 23, 1998 to BT Foreign Investment Corporation ("BTFIC"), an affiliate of Bankers Trust. The Subordinated Convertible Notes bear interest at 9.0% per annum, payable annually, and are subordinated to all senior indebtedness of the Company. The Subordinated Convertible Notes may be prepaid by the Company upon 60 days prior written notice to the holders of the Subordinated Convertible Notes (the "Subordinated Convertible Note Holders") at any time after the one year anniversary of the Subordinated Convertible Notes, subject to certain exceptions. At any time prior to payment in full of the unpaid principal balance of the Subordinated Convertible Notes, each Subordinated Convertible Note Holder has the right to convert its entire unpaid principal balance of the Subordinated Convertible Notes into fully paid and non-assessable shares of the Company's Series E Preferred Stock, subject to certain limitations on such conversion applicable to BTFIC if BTFIC and certain affiliates thereof own 4.9% or more of the Company's voting stock or 10% or more of the Company's total equity at the time of such proposed conversion. The number of shares of Series E Preferred Stock into which the Subordinated Convertible Notes may be converted shall be determined by dividing the aggregate principal amount to be converted by $5.41, subject to adjustment. In the event that all outstanding preferred stock of the Company has been converted into Common Stock, the entire outstanding principal amount of the Subordinated Convertible Notes shall be convertible into a corresponding number of shares of the Company's Common Stock.

    On July 26, 1996, the Company issued an additional $1.0 million in aggregate principal amount of Subordinated Convertible Notes due July 26, 1998 to a current holder of preferred stock of the Company. The terms and conditions are similar to the notes issued to BTFIC.

    At June 30, 1997 the principal amount of the above notes of $15,000 remains outstanding.

    As part of the above transactions, the Company incurred fees of $280 paid to BTFIC and other out-of-pocket costs of approximately $259. The fees and costs have been capitalized and are being amortized over the terms of the notes. The unamortized portion at June 30, 1997, which amounted to $287, is included in other assets in the accompanying consolidated balance sheet.

    During August 1997 the Company issued $1,070 in aggregate principal amount of Non-Convertible Promissory Notes ("Non-Convertible Notes") to the holders of the above mentioned Subordinated Convertible Notes. These Non-Convertible Notes Bear interest at 11.5% per annum, payable annually, and are due on July 23, 1999. As part of this financing, the interest rate and due date of the existing Subordinated Convertible Notes have been changed to 11.5% per annum and July 23, 1999, respectively. In addition, both of the Subordinated Convertible Notes and Non-Convertible Notes are secured by the stock of the Brazilian operations. As part of this restructing the Company paid fees and out-of-pocket expenses in the amount of approximately $100.

NOTE 7--MANDATORILY REDEEMABLE PREFERRED STOCK

    The Company's mandatorily redeemable preferred stock consists of six series. The preferred stock has preference over the common stock in liquidation and is convertible into shares of common stock on a one for one basis (subject to adjustment in the event of stock splits, stock dividends and similar transactions) at

              RADIO MOVIL DIGITAL AMERICAS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED) AND
            NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 (UNAUDITED)
                 (THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

NOTE 7--MANDATORILY REDEEMABLE PREFERRED STOCK (CONTINUED)

the option of the holder and automatically (i) upon the vote of the holders of a majority of the then outstanding preferred stock, separately by series, and (ii) upon the closing of an underwritten public offering meeting certain price and proceeds requirements. The Company is required to have on reserve, at all times, shares of common stock authorized but unissued to effect the conversion of all preferred shares.

    The preferred stock carries a stated dividend rate of 8% and dividends are cumulative for five quarters from the date of issuance of the applicable shares. After December 1, 2003, the holders of a majority of the then outstanding Series A, Series B, and Series C, Series D, Series E and Series F Preferred Stock may request that the Company redeem the shares of Preferred Stock at the agreed upon redemption value, together with unpaid dividends with respect to such shares to the date of the redemption request.

    The six series of preferred stock have a par value of $.01. At June 30, 1997, there were 5,600,000, 4,000,000, 5,849,541, 9,386,666, 2,772,642 and
2,772,642 shares authorized of Series A, Series B, Series C, Series D, Series E and Series F Preferred Stock, respectively. As of June 30, 1997 there were 5,600,000, 3,436,663, 5,369,435 and 3,007,312 shares issued and outstanding of
Series A, Series B, Series C, Series D Preferred Stock, respectively. There were no shares issued and outstanding of Series E or Series F Preferred Stock. The liquidation and redemption value of such shares is $1.00, $3.75, $4.25, $6.00, $5.41 and $5.41 per share for Series A, Series B, Series C, Series D, Series E and Series F Preferred Stock, respectively.

    The following represents a summary of the Preferred Stock during the six months ended June 30, 1997:

                                           SERIES A    SERIES B   SERIES C   SERIES D     TOTAL
                                          -----------  ---------  ---------  ---------  ---------
Balance at December 31, 1996............       6,134      14,092     25,103     16,049     61,378
Accertion...............................           1           3     --            186        190
Accrual of cumulative dividends.........      --          --         --            713        713
                                          -----------  ---------  ---------  ---------  ---------
Balance at June 30, 1997................   $   6,135   $  14,095  $  25,103  $  16,948  $  62,281
                                          -----------  ---------  ---------  ---------  ---------
                                          -----------  ---------  ---------  ---------  ---------

    During 1995, certain of the Series C preferred stockholders delivered to the Company a demand for recission of the $22,820 Series C offering. After negotiations between the Company and the Series C preferred stockholders, the Company issued during January 1996 to the Series C stockholders 565,193 shares of Series C preferred stock and warrants to purchase 480,413 shares of Series C preferred stock at $4.25 per share through the earlier of a public offering or December 31, 1998 as settlement of the demand for rescission. Additionally, the redemption value of the Series C preferred stock was reduced from $4.75 per share, the original Series C per share issuance price, to $4.25 per share as a result of the issuance of the additional shares and the Series C preferred stock was given liquidation preference over other preferred stock series. The outstanding shares and redemption value disclosed above have been adjusted to reflect the January 1996 settlement.

    As part of the settlement of the demand for rescission, on February 29, 1996 the Company issued 1,000,000 shares of Series D Preferred Stock at $6.00 per share to certain holders of all previous series of preferred stock netting proceeds to the Company of approximately $6,000. The Series D Preferred Stock

              RADIO MOVIL DIGITAL AMERICAS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED) AND
            NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 (UNAUDITED)
                 (THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

NOTE 7--MANDATORILY REDEEMABLE PREFERRED STOCK (CONTINUED)

has a liquidation and redemption value of $6.00 per share, and carries the same other characteristics as the previous issues of preferred stock. Pursuant to this issuance of stock, the Company issued nontransferable warrants to acquire 1,720,000 shares of Series D Preferred Stock at $6.00 per share through the earlier of an initial public offering or December 31, 1998, to those shareholders who participated in the Series D preferred stock offering.

    In connection with the settlement of the demand for rescission of the Series C offering, the Company recorded settlement costs of approximately $3,003 in 1995 which represents the estimated fair market value of the Series C shares and warrants issued as part of the settlement agreement. As an offset to the settlement costs recorded, the Company adjusted the balance of the Series C preferred stock to its redemption value with the remainder being recorded as an increase to paid in capital.

    On October 30, 1996, the Company issued an additional 2,000,062 shares of Series D Preferred Stock at $6.00 per share to certain holders of all previous series of preferred stock netting proceeds to the Company of approximately $12,000. These issues carry a liquidation and redemption value of $6.00 per share, and carry the same other characteristics as the previous issues of preferred stock. Pursuant to this issuance of stock, the Company issued 2,000,062 warrants to acquire 2,000,062 shares of Series D Preferred Stock at $6.00 per share through the earlier of an initial public offering or December 31, 1999, to those shareholders who participated in this offering.

    A stockholder agreement exists among the majority of the preferred stockholders which limits the number of shares certain stockholders may sell without the participation in the sale of the other stockholders which are a party to the agreement. Conversely, these certain stockholders can require that all stockholders which are party to the agreement sell their shares in the event an offer to purchase all applicable shares is accepted by the certain shareholders.

NOTE 8--INCOME TAXES

    The Company is subject to Federal, state and foreign income taxes but has incurred no liability for such taxes due to losses incurred. At June 30, 1997 RMDA had net operating loss carry forwards for U.S. tax purposes of approximately $13,000 which expire through the year 2012. At June 30, 1997 RMDA had net operating loss carryforwards for Venezuelan and Argentinian tax purposes of approximately $2,900 and $3,000, respectively, which expire through the year 2000 and 2002, respectively. At June 30, 1997 RMDA had Brazilian net operating loss carry forwards of approximately $10,000 which do not expire but are limited to off-set up to thirty percent of annual taxable income. These carryforwards are available to offset future taxable income.

    The Company's net deferred tax assets result primarily from the future benefit of these net operating loss carry forwards. At June 30, 1997, net deferred tax assets amounted to approximately $9,500 which

              RADIO MOVIL DIGITAL AMERICAS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED) AND
            NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 (UNAUDITED)
                 (THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

NOTE 8--INCOME TAXES (CONTINUED)

were fully offset by a valuation allowance for the same amount. Net deferred tax assets by country as of June 30, 1997 are as follows:

                                           U.S.      ARGENTINA    BRAZIL     VENEZUELA     TOTAL
                                         ---------  -----------  ---------  -----------  ---------
Net deferred tax assets................  $   4,500   $   1,000   $   3,000   $   1,000   $   9,500
Valuation allowance....................     (4,500)     (1,000)     (3,000)     (1,000)     (9,500)
                                         ---------  -----------  ---------  -----------  ---------
                                         $  --       $  --       $  --       $  --       $  --
                                         ---------  -----------  ---------  -----------  ---------
                                         ---------  -----------  ---------  -----------  ---------

NOTE 9--FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amount of financial instruments including cash and cash equivalents, restricted cash, short-term investments, accounts receivable, short-term vendor debt and accounts payable approximated fair value at June 30, 1997 because of the short maturity of these instruments. The carrying value of long term debt and subordinated convertible debentures approximated fair value at June 30, 1997 based upon interest rates currently available to the Company for similar financial instruments in its respective markets of operations.

NOTE 10--EMPLOYEE STOCK OPTION PLAN

    At June 30, 1997 the Company has an incentive stock option plan (the "Plan") that is described below. The Company applies APB 25 and related interpretations in accounting for the Plan. The policy of the Company has been to grant options under the Plan at an exercise price equal to the estimated market value of the Company's common stock at the date of the grant except for certain grants made in 1995 for which $325 was charged to expense in that year. Had compensation costs for the Company's Plan been determined based on the fair value, at the grant dates, for awards under those plans consistent with the method of SFAS 123, the Company's net loss would have been increased to the proforma amount indicated below:

Net Loss
  As Reported......................................................  $   5,787
  Proforma.........................................................  $   5,891

    The Company's Plan provides for the granting of non qualified stock options to officers and key employees. Under the terms of the Plan, options have a maximum term of ten years from the date of the grant. The granted options vest one fourth after the first year and one-forty-eighth every month thereafter.

              RADIO MOVIL DIGITAL AMERICAS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED) AND
            NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 (UNAUDITED)
                 (THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

NOTE 10--EMPLOYEE STOCK OPTION PLAN (CONTINUED)

The Company has reserved 1,750,000 common shares for issuance under the Plan. A summary of the Plan's activity is as follows:

                                                                            WEIGHTED AVERAGE
                                                               SHARES        EXCERISE PRICE
                                                             ----------  -----------------------
Outstanding at December 31, 1996...........................   1,028,800         $    5.03
Forfeited..................................................      (9,000)             4.75
                                                             ----------             -----
Outstanding at June 30, 1997...............................   1,019,800         $    5.03
                                                             ----------             -----
                                                             ----------             -----
Options exercisable at June 30, 1997.......................     262,325         $    4.89
                                                             ----------             -----
                                                             ----------             -----

    The following table summarizes information about fixed stock options outstanding at June 30, 1997:

                    OPTIONS OUTSTANDING         OPTIONS EXERCISABLE
               -----------------------------  ------------------------
                            WEIGHTED-AVERAGE
EXERCISE         NUMBER        REMAINING        NUMBER      EXERCISE
PRICE          OUTSTANDING  CONTRACTUAL LIFE  EXERCISABLE     PRICE
-------------  -----------  ----------------  -----------  -----------
$1.25              40,000       8 years           22,500    $    1.25
$4.75             129,800       9 years            1,700    $    4.75
$5.25             850,000       9 years          238,125    $    5.25
               -----------                    -----------
                1,019,800       9 years          262,325
               -----------                    -----------
               -----------                    -----------

    The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: expected volatility of 40 percent, risk-free interest rates of 6.07 percent; and expected lives of approximately 3.5 years.

NOTE 11--COMMITMENTS AND CONTINGENCIES

    The Company has been required by certain government regulatory authorities to post performance bonds to guarantee the completion of channel construction and loading. At June 30, 1997 the Company had pledged cash equivalents and short term investments in the amount of approximately $1,300 to satisfy these requirements. The Company's Argentina subsidiary is required to fulfill certain channel and loading requirements by October 12, 1997, related to which $1,000 has been pledged. The Company's Argentina subsidiary has requested for a six month extension on the loading requirement. Management expects it will obtain such extension. The remaining performance bond of $300 is expected to be required as long as the Company continues to operate the corresponding channels in Venezuela.

    In connection with certain of the Company's assigned SMR licenses, the Company has radio load and build out commitments. Should these load and build out commitments not be complied with, the Company could be subject to the revocation of the applicable licenses. At the present time, certain regulatory build out requirements relating to channels licensed to the Company's affiliate in Brazil have not been fully complied with. The Company's Brazilian subsidiaries have received an extension from the Brazilian

              RADIO MOVIL DIGITAL AMERICAS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED) AND
            NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 (UNAUDITED)
                 (THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

NOTE 11--COMMITMENTS AND CONTINGENCIES (CONTINUED)

regulatory authorities to comply with certain of these requirements in the past and management expects it will be able to obtain additional extensions where necessary or otherwise meet such requirements in all material respects.

    The Company's Brazilian subsidiary has reported certain transactions subject to Brazilian value added tax (ICMS) in a manner consistent with its historical practices, which Company management and its legal counsel believe are proper. The ICMS legislation as applied to telecommunication providers has not been interpreted on a uniform basis by the Brazilian tax authorities. The Company believes that it could have a contingent liability of up to $3,500 should its reporting position be successfully challenged by the tax authorities.

    The Company leases office space under operating leases expiring in the year 2000. Future minimum lease payments under operating leases as of June 30, 1997 are as follows:

YEAR ENDING, JUNE 30                                                                    AMOUNT
--------------------                                                                   ---------
1998.................................................................................  $     749
1999.................................................................................  $     408
2000.................................................................................  $     149
2001.................................................................................  $      17
2002.................................................................................  $  --
                                                                                       ---------
                                                                                       $   1,323
                                                                                       ---------
                                                                                       ---------

    Rent expense during the six months ended June 30, 1997 amounted to $535.

    During 1996 the Company entered into employment agreements with certain executives. Annual base salary commitments amounted to $567, and 725,000 stock option with exercise prices ranging from $4.75 to $5.25 were granted (see note
10). Under such agreements and additional agreements entered with other employees during 1997, the Company is committed to pay approximately $3,300 to such executives and employees upon the closing of a merger or sale of substantially all the assets of the Company (see below)

    During December 1996 the Company entered into an agreement with a financial advisor (the "Advisor") for the provision of certain services related to the possible sale of the Company. Under such agreement (as amended during May 1997), the Company is committed to pay the Advisor a fee based on the gross sales price of the Company. This fee is estimated to be approximately $1,000 of which $250 has been paid by the Company during the six months ended June 30, 1997 and is included in selling, general and administrative expenses in the accompanying consolidated statement of a operations. In addition, the Company is committed to pay the advisor an additional $200 at the time the Advisor delivers a fairness opinion on the sale of the Company.

    On September 4, 1997 the Company entered into a non-binding letter of intent to merge with International Wireless Communications Holdings, Inc. ("IWC"). The proposed terms under the letter of intent are such that IWC would acquire the Company for consideration of approximately $4,500,000 in cash and $96,000,000 in IWC preferred stock. The terms of the preferred stock consideration would be

              RADIO MOVIL DIGITAL AMERICAS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED) AND
            NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 (UNAUDITED)
                 (THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

NOTE 11--COMMITMENTS AND CONTINGENCIES (CONTINUED)

subject to an adjustment based on (i) IWC's consummation of an initial public offering and (ii) certain financial conditions related to the Company.

NOTE 12--NEW ACCOUNTING PRONOUNCEMENTS

    In June 1997 the Financial Accounting Standards Board ("FASB") Issued SFAS No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 is effective for fiscal years beginning after December 15, 1997 and establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. SFAS No. 130 requires all items to be reported in a separate financial statement. The Company does not believe that adoption of SFAS No. 130 will have a significant impact on the Company's financial reporting.

    In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS No. 131). SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997. SFAS 131 establishes standards for the way public business enterprises report selected information about operating segments in annual and interim financial reports issued to shareholders. The Company does not believe that adoption of SFAS No. 131 will have a significant impact on the Company's financial reporting.

    In February 1997, the FASB issue SFAS No. 128, "Earnings Per Share" ("SFAS No. 128"). SFAS No. 128 specifies new standards designed to improve the earnings per share ("EPS") information provided in statements by simplifying the existing computational guidelines revising the disclosure requirements and increasing the comparability of EPS data on an international basis. Some of the changes made to simplify the EPS, computations include (I) eliminating the presentation of primary EPS and replacing it with basic EPS, (ii) eliminating the modified treasury stock method and the three percent materiality provision, (iii) revising the contingent share provision and the supplemental EPS data requirements. SFAS No. 128 also makes a number of changes to existing disclosure requirements. SFAS No. 128 is effective for financial statements issued for periods ending after December 15, 1997, including interim periods. The Company does not believe the adoption of SFAS No. 128 will have a significant impact on the Company's financial reporting.

              RADIO MOVIL DIGITAL AMERICAS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED) AND
            NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 (UNAUDITED)
                 (THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

NOTE 13--GEOGRAPHIC INFORMATION

    The following information presents certain summarized balance sheet and statement of operations data of the Company by geographic region as of June 30, 1997 and for the six months then ended:

                                                               UNITED
                                                               STATES      ARGENTINA    VENEZUELA    BRAZIL      CHILE
                                                            ------------  -----------  -----------  ---------  ---------
BALANCE SHEET:
Current assets............................................   $    4,972    $     937    $   1,622   $   2,269
Intercompany investment...................................       51,649       --           --          --         --
Long-term assets..........................................        1,383        4,219        2,641      27,784         52
                                                            ------------  -----------  -----------  ---------  ---------
                                                             $   58,004    $   5,156    $   4,263   $  30,053  $      52
                                                            ------------  -----------  -----------  ---------  ---------
                                                            ------------  -----------  -----------  ---------  ---------
Current liabilities.......................................   $    3,786    $     388    $     995   $   2,514
Intercompany payable......................................       --            4,577        3,576      17,460         52
Long-term liabilities.....................................       15,000       --            1,725                 --
Mandatorily redeemable preferred stock....................       62,281       --           --          --         --
Stockholders' deficit.....................................      (23,063)         191       (2,033)     10,079
                                                            ------------  -----------  -----------  ---------  ---------
                                                             $   58,004    $   5,156    $   4,263   $  30,053  $      52
                                                            ------------  -----------  -----------  ---------  ---------
                                                            ------------  -----------  -----------  ---------  ---------
STATEMENT OF OPERATIONS:
Revenues..................................................   $   --        $     905    $   1,145   $   4,530  $  --
Cost of sales and services................................            5          499          359       2,560     --
                                                            ------------  -----------  -----------  ---------  ---------
Gross profit..............................................           (5)         406          786       1,970     --
                                                            ------------  -----------  -----------  ---------  ---------
Selling, general and administrative expenses..............        1,562          815          671       2,622     --
Depreciation and amortization.............................           29          179          137       1,031
Write-off of acquisitions.................................
                                                            ------------  -----------  -----------  ---------  ---------
                                                                  1,591          994          808       3,653     --
                                                            ------------  -----------  -----------  ---------  ---------
Operating loss............................................       (1,596)        (588)         (22)     (1,683)    --
Other income (expense)....................................           76         (332)        (487)       (757)
                                                            ------------  -----------  -----------  ---------  ---------
Net loss..................................................   $   (1,520)   $    (920)   $    (509)  $  (2,440) $  --
                                                            ------------  -----------  -----------  ---------  ---------
                                                            ------------  -----------  -----------  ---------  ---------


                                                              ECUADOR    ELIMINATIONS  CONSOLIDATED
                                                            -----------  ------------  ------------
BALANCE SHEET:
Current assets............................................   $      16    $   --        $    9,816
Intercompany investment...................................      --           (51,649)       --
Long-term assets..........................................           7        --            36,086
                                                             ---------   ------------  ------------
                                                             $      23    $  (51,649)   $   45,902
                                                             ---------   ------------  ------------
                                                             ---------   ------------  ------------
Current liabilities.......................................   $       1    $   --        $    7,684
Intercompany payable......................................         688       (26,353)       --
Long-term liabilities.....................................      --            --            16,725
Mandatorily redeemable preferred stock....................      --            --            62,281
Stockholders' deficit.....................................        (666)      (25,296)      (40,788)
                                                             ---------   ------------  ------------
                                                             $      23    $  (51,649)   $   45,902
                                                             ---------   ------------  ------------
                                                             ---------   ------------  ------------
STATEMENT OF OPERATIONS:
Revenues..................................................   $  --        $   --        $    6,580
Cost of sales and services................................      --            --             3,423
                                                             ---------   ------------  ------------
Gross profit..............................................      --            --             3,157
                                                             ---------   ------------  ------------
Selling, general and administrative expenses..............      --            --             5,670
Depreciation and amortization.............................          67        --             1,443
Write-off of acquisitions.................................         334                         334
                                                             ---------   ------------  ------------
                                                                   401                       7,447
                                                             ---------   ------------  ------------
Operating loss............................................        (401)       --            (4,290)
Other income (expense)....................................           3        --            (1,497)
                                                             ---------   ------------  ------------
Net loss..................................................   $    (398)   $   --        $   (5,787)
                                                             ---------   ------------  ------------
                                                             ---------   ------------  ------------

                INTERNATIONAL WIRELESS COMMUNICATIONS HOLDINGS, INC.
                     UNAUDITED PRO FORMA CONSOLIDATED CONDENSED
                                FINANCIAL STATEMENTS

The following unaudited pro forma consolidated condensed financial statements have been prepared by the management of International Wireless Communications Holdings, Inc. ("IWC" or the "Company") from its historical financial statements previously filed with the Securities and Exchange Commission ("SEC") on Forms 10-K and 10-Q. The unaudited pro forma consolidated condensed statements of operations for the year ended December 31, 1996 and the nine months ended September 30, 1997 reflect adjustments as if the Company had merged with Radio Movil Digital Americas, Inc. ("RMD") as of January 1, 1996. The RMD merger has been reflected in the unaudited pro forma consolidated condensed balance sheet as if the merger had occurred as of September 30, 1997.

The unaudited pro forma consolidated condensed financial statements should be read in conjunction with the notes included herewith; the Company's Form 8-K as filed with the SEC on February 6, 1998; the Company's audited consolidated financial statements and notes thereto as of December 31, 1995 and 1996 and for the three years ended December 31, 1996, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" as previously filed with the SEC on Form 10-K on April 15, 1997; and the Company's unaudited consolidated financial statements and notes thereto as of September 30, 1997 and for the nine months ended September 30, 1996 and 1997, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" as previously filed with the SEC on Form 10-Q on November 14, 1997.

The unaudited pro forma consolidated condensed financial statements do not purport to represent what the Company's results of operations or financial position would have been had the RMD merger occurred on the dates specified, or to project the Company's results of operations or financial position for any future period or date. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances. In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma data. Actual amounts could differ from those set forth below.

                                                               AS OF SEPTEMBER 30, 1997 (1)
                                                        -------------------------------------------
                                                                                               PRO
                                                        HISTORICAL       ADJUSTMENTS          FORMA
                                                        ----------       -----------          -----
                    ASSETS
Current assets:
     Cash and cash equivalents                           $  6,512         (2,121)  (2)        4,391
     Short-term investments                                     -            400   (2)          400
     Note receivable from affiliates                        4,769                             4,769
     Investments in affiliates held for sale                3,402                             3,402
     Other current assets                                  10,691          3,580   (2)       14,271
                                                        ---------       --------           --------
          Total current assets                             25,374          1,859             27,233
Property and equipment, net                                21,801         14,135   (2)       35,936
Investments in affiliates                                  84,961            480   (2)       85,441
Telecommunication licenses and other intangibles, net      17,558         78,599   (2)       96,157
Debt issuance costs, net                                   10,427                            10,427
Other assets                                                  419          1,182   (2)        1,601
                                                         --------       --------           --------
          Total assets                                   $160,540         96,255            256,795
                                                         --------       --------           --------
                                                         --------       --------           --------

    LIABILITIES, MINORITY INTEREST,
    REDEEMABLE CONVERTIBLE PREFERRED
    STOCK AND STOCKHOLDERS' DEFICIT

Current liabilities                                         9,553          4,651   (2)       14,204
Long-term debt                                            110,429         17,733   (2)      128,162
                                                         --------       --------           --------
         Total liabilities                                119,982         22,384            142,366
Minority interest                                           9,009                             9,009
Redeemable convertible preferred stock                    104,718         73,871   (2)      178,589
Stockholders' deficit:
     Preferred stock                                            9                                 9
     Common stock                                              13                                13
     Additional paid-in capital                            48,311                            48,311
     Note receivable from stockholder                        (152)                             (152)
     Deferred compensation                                 (1,299)                           (1,299)
     Cumulative translation adjustment                       (744)                             (744)
     Accumulated deficit                                 (119,307)                         (119,307)
                                                         --------       --------           --------
          Total stockholders' deficit                     (73,169)             -            (73,169)
                                                         --------       --------           --------
          Total liabilities, minority interest,
             redeemable convertible preferred
             stock and stockholders' deficit             $160,540         96,255            256,795
                                                         --------       --------           --------
                                                         --------       --------           --------

                                                         FOR THE YEAR ENDED DECEMBER 31, 1996 (1)
                                                         -----------------------------------------
                                                                                              PRO
                                                         HISTORICAL      ADJUSTMENTS         FORMA
                                                         ----------      -----------         ------
Operating revenue                                          $  869          5,660   (3)        6,529
Cost of revenue                                             1,948          2,044   (3)        3,992
                                                         --------       --------           --------
                                                           (1,079)         3,616              2,537
                                                         --------       --------           --------

Operating expenses:

     Selling, general and administrative expenses          17,333         17,054   (3)       34,387
     Equity in losses of affiliates                        11,783          1,499   (3)       13,282
     Minority interests in losses of consolidated
       subsidiaries                                          (275)                             (275)
                                                         --------       --------           --------
        Loss from operations                              (29,920)       (14,937)           (44,857)

Other income (expense):

     Interest income                                        1,823            395   (3)        2,218
     Interest expense                                      (6,790)        (1,237)  (3)       (8,027)
     Other                                                 (1,021)        (1,410)  (3)       (2,431)
                                                         --------       --------           --------
Net loss                                                 $(35,908)       (17,189)           (53,097)
                                                         --------       --------           --------
                                                         --------       --------           --------



                                                     FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (1)
                                                     ------------------------------------------------
                                                                                           PRO
                                                       HISTORICAL    ADJUSTMENTS          FORMA
                                                       ----------    -----------          -----

Operating revenue                                        $  3,292         10,373  (4)    13,665
Cost of revenue                                             3,069          5,287  (4)     8,356
                                                         --------         ------         ------
                                                              223          5,086          5,309


Operating expenses:
   Selling, general and administrative expenses            23,623        13,519  (4)     37,142
   Equity in losses of affiliates                          27,282                        27,282
   Minority interests in losses of consolidated
    subsidiaries                                             (662)                         (662)
                                                         --------         ------         ------
      Loss from operations                                (50,020)       (8,433)        (58,453)

Other income (expense):
   Interest income                                          1,499           273  (4)      1,772
   Interest expense                                       (15,726)       (1,925) (4)    (17,651)
   Other                                                       35          (576) (4)       (541)
                                                         --------         ------         ------

Net loss                                                 $(64,212)       (10,661)       (74,873)
                                                         --------         ------         ------
                                                         --------         ------         ------

                INTERNATIONAL WIRELESS COMMUNICATIONS HOLDINGS, INC.
      NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS


PRO FORMA ADJUSTMENTS:

(1) For purposes of conforming the presentation of the pro forma consolidated condensed financial statements, certain historical amounts are summarized. The unaudited pro forma consolidated condensed financial statements reflect adjustments for the Company's merger with RMD for a total adjusted purchase price of $78,671,000, of which $4,800,000 was payable in cash and $73,871,000 in the issuance of the Company's series I redeemable convertible preferred stock.

PRO FORMA BALANCE SHEET ADJUSTMENTS:

(2) Represents the Company's merger with RMD as if the merger had occurred on September 30, 1997. The adjustments, based on a purchase price of $78,671,000, reflect: (i) the reduction of cash for the adjusted purchase price paid in cash of $4,800,000, offset by RMD's cash balance assumed;
    (ii) the recording of the excess purchase price over the net tangible assets of RMD attributed to telecommunication licenses and other intangibles; (iii) the issuance of 5,381,046 shares of series I redeemable convertible preferred stock, valued at $73,871,000, for the adjusted purchase price paid in stock; and (iv) the addition of the assets and liabilities of RMD as of September 30, 1997, consisting of the following whose fair value approximates historical cost (in thousands):

              Cash and restricted cash........    $2,679
              Short-term investments..........       400
              Other current assets............     3,580
              Property and equipment, net.....    14,135
              Investments in affiliates.......       480
              Other assets....................     1,182
              Current liabilities.............    (4,651)
              Long-term debt, net.............   (17,733)

PRO FORMA STATEMENTS OF OPERATIONS ADJUSTMENTS:

(3) Represents (i) the income statement results of RMD derived from audited financial statements of RMD for the year ended December 31, 1996 and (ii) the additional amortization of telecommunication licenses and other intangibles of RMD for the year ended December 31, 1996 as if the merger with RMD had occurred on January 1, 1996 totaling $3,930,000.

(4) Represents (i) the income statement results of RMD derived from unaudited financial statements of RMD for the nine months ended September 30, 1997 and (ii) the additional amortization of telecommunication licenses and other intangibles of RMD for the nine months ended September 30, 1997 as if the merger with RMD had occurred on January 1, 1996 totaling $2,947,000.

                                      F-50